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                          CREDIT AND SECURITY AGREEMENT


                                      among


                            SHILOH INDUSTRIES, INC.,
                                  as Borrower,

                            THE LENDERS NAMED HEREIN,
                                   as Lenders,

                       LASALLE BANK NATIONAL ASSOCIATION,
          as Lead Arranger, Joint Book Runner and Administrative Agent,

                               NATIONAL CITY BANK,
         as Co-Lead Arranger, Joint Book Runner and Syndication Agent,

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                             as Documentation Agent


                                -----------------

                                   dated as of
                                January 15, 2004

                                -----------------


================================================================================

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                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I. DEFINITIONS.........................................................1
   Section 1.1.   Definitions..................................................1
   Section 1.2.   Accounting Terms............................................28
   Section 1.3.   Terms Generally.............................................28

ARTICLE II. AMOUNT AND TERMS OF CREDIT........................................28
   Section 2.1.   Amount and Nature of Credit.................................28
   Section 2.2.   Revolving Loans.............................................29
   Section 2.3.   Letters of Credit...........................................29
   Section 2.4.   Swing Loans.................................................32
   Section 2.5.   Term Loan A.................................................33
   Section 2.6.   Term Loan B.................................................33
   Section 2.7.   Interest....................................................34
   Section 2.8.   Evidence of Indebtedness....................................35
   Section 2.9.   Notice of Credit Event; Funding of Loans....................36
   Section 2.10.  Payment on Loans and Other Obligations......................37
   Section 2.11.  Prepayment..................................................38
   Section 2.12.  Revolving Credit Commitment and Other Fees..................38
   Section 2.13.  Modification of Commitment..................................39
   Section 2.14.  Computation of Interest and Fees............................40
   Section 2.15.  Mandatory Payment...........................................40
   Section 2.16.  Extension of Commitment.....................................42

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO EURODOLLAR LOANS;
INCREASED CAPITAL; TAXES......................................................43
   Section 3.1.   Requirements of Law.........................................43
   Section 3.2.   Taxes.......................................................44
   Section 3.3.   Funding Losses..............................................45
   Section 3.4.   Eurodollar Rate Lending Unlawful; Inability to
    Determine Rate............................................................46

ARTICLE IV. CONDITIONS PRECEDENT..............................................46
   Section 4.1.   Conditions to Each Credit Event.............................46
   Section 4.2.   Conditions to the First Credit Event........................47
   Section 4.3.   Post-Closing Conditions.....................................50

ARTICLE V. COVENANTS..........................................................51
   Section 5.1.   Insurance...................................................51
   Section 5.2.   Money Obligations...........................................52
   Section 5.3.   Financial Statements and Information........................52
   Section 5.4.   Financial Records...........................................53
   Section 5.5.   Franchises; Change in Business..............................53
   Section 5.6.   ERISA Compliance............................................54
   Section 5.7.   Financial Covenants.........................................54
   Section 5.8.   Borrowing...................................................55
   Section 5.9.   Liens.......................................................56
   Section 5.10.  Regulations T, U and X......................................57
   Section 5.11.  Investments and Loans.......................................57

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                                Table of Contents

                                                                            Page
                                                                            ----

   Section 5.12.  Merger and Sale of Assets...................................58
   Section 5.13.  Acquisitions................................................58
   Section 5.14.  Notice......................................................59
   Section 5.15.  Environmental Compliance....................................59
   Section 5.16.  Affiliate Transactions......................................60
   Section 5.17.  Restricted Payments.........................................60
   Section 5.18.  Use of Proceeds.............................................60
   Section 5.19.  Corporate Names and Location of Collateral..................60
   Section 5.20.  Lease Rentals...............................................60
   Section 5.21.  Subsidiary Guaranties, Security Documents and Pledge
    of Stock or Other Ownership Interest......................................61
   Section 5.22.  Restrictive Agreements......................................61
   Section 5.23.  Other Covenants.............................................61
   Section 5.24.  Collateral..................................................62
   Section 5.25.  Property Acquired Subsequent to the Closing Date
    and Right to Take Additional Collateral...................................63
   Section 5.26.  Amendment of Organizational Documents.......................64
   Section 5.27.  Interest Rate Protection....................................64

ARTICLE VI. SECURITY..........................................................64
   Section 6.1.   Security Interest in Collateral.............................64
   Section 6.2.   Collections and Receipt of Proceeds by Borrower.............64
   Section 6.3.   Collections and Receipt of Proceeds by Agent................65
   Section 6.4.   Use of Inventory and Equipment..............................66

ARTICLE VII. REPRESENTATIONS AND WARRANTIES...................................66
   Section 7.1.   Corporate Existence; Subsidiaries; Foreign Qualification....66
   Section 7.2.   Corporate Authority.........................................66
   Section 7.3.   Compliance with Laws........................................67
   Section 7.4.   Litigation and Administrative Proceedings...................67
   Section 7.5.   Title to Assets.............................................67
   Section 7.6.   Liens and Security Interests................................67
   Section 7.7.   Tax Returns.................................................67
   Section 7.8.   Environmental Laws..........................................68
   Section 7.9.   Locations...................................................68
   Section 7.10.  Continued Business..........................................68
   Section 7.11.  Employee Benefits Plans.....................................68
   Section 7.12.  Consents or Approvals.......................................69
   Section 7.13.  Solvency....................................................69
   Section 7.14.  Financial Statements........................................69
   Section 7.15.  Regulations.................................................70
   Section 7.16.  Material Agreements.........................................70
   Section 7.17.  Intellectual Property.......................................70
   Section 7.18.  Insurance...................................................70
   Section 7.19.  Bank Accounts...............................................70
   Section 7.20.  Accurate and Complete Statements............................70

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                                Table of Contents

                                                                            Page
                                                                            ----

   Section 7.21.  Investment Company; Holding Company.........................71
   Section 7.22.  Defaults....................................................71

ARTICLE VIII. EVENTS OF DEFAULT...............................................71
   Section 8.1.   Payments....................................................71
   Section 8.2.   Special Covenants...........................................71
   Section 8.3.   Other Covenants.............................................71
   Section 8.4.   Representations and Warranties..............................71
   Section 8.5.   Cross Default...............................................71
   Section 8.6.   ERISA Default...............................................71
   Section 8.7.   Change in Control...........................................72
   Section 8.8.   Money Judgment..............................................72
   Section 8.9.   Material Adverse Change.....................................72
   Section 8.10.  Security....................................................72
   Section 8.11.  Validity of Loan Documents..................................72
   Section 8.12.  Solvency of MTD.............................................72
   Section 8.13.  Solvency of any Company.....................................73
   Section 8.14.  Solvency of Certain Companies...............................73

ARTICLE IX. REMEDIES UPON DEFAULT.............................................73
   Section 9.1.   Optional Defaults...........................................73
   Section 9.2.   Automatic Defaults..........................................74
   Section 9.3.   Letters of Credit...........................................74
   Section 9.4.   Offsets.....................................................74
   Section 9.5.   Equalization Provision......................................75
   Section 9.6.   Collateral..................................................76
   Section 9.7.   Other Remedies..............................................77
   Section 9.8.   Application of Proceeds.....................................77

ARTICLE X. THE AGENT..........................................................77
   Section 10.1.  Appointment and Authorization...............................77
   Section 10.2.  Note Holders................................................78
   Section 10.3.  Consultation With Counsel...................................78
   Section 10.4.  Documents...................................................78
   Section 10.5.  Agent and Affiliates........................................78
   Section 10.6.  Knowledge of Default........................................78
   Section 10.7.  Action by Agent.............................................78
   Section 10.8.  Release of Collateral or Guarantor of Payment...............79
   Section 10.9.  Notice of Default...........................................79
   Section 10.10. Indemnification of Agent....................................79
   Section 10.11. Successor Agent.............................................79
   Section 10.12. Other Agents................................................80

ARTICLE XI. MISCELLANEOUS.....................................................80
   Section 11.1.  Lenders' Independent Investigation..........................80
   Section 11.2.  No Waiver; Cumulative Remedies..............................80
   Section 11.3.  Amendments, Consents........................................80

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                                Table of Contents

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                                                                            ----

   Section 11.4.  Notices.....................................................82
   Section 11.5.  Costs, Expenses and Taxes...................................82
   Section 11.6.  Indemnification.............................................82
   Section 11.7.  Obligations Several; No Fiduciary Obligations...............83
   Section 11.8.  Execution in Counterparts...................................83
   Section 11.9.  Binding Effect; Borrower's Assignment.......................83
   Section 11.10. Lender Assignments..........................................83
   Section 11.11. Sale of Participations......................................85
   Section 11.12. Severability of Provisions; Captions; Attachments...........86
   Section 11.13. Investment Purpose..........................................86
   Section 11.14. Confidentiality.............................................86
   Section 11.15. Entire Agreement............................................87
   Section 11.16. Legal Representation of Parties.............................87
   Section 11.17. Warrant of Attorney.........................................87
   Section 11.18. Governing Law; Submission to Jurisdiction...................87
   Section 11.19. Jury Trial Waiver............................................1


Schedule 1        Commitment of Lenders
Schedule 2        Guarantors of Payment
Schedule 3        Real Property
Schedule 5.8      Indebtedness
Schedule 5.9      Liens
Schedule 5.11     Existing Permitted Mexican Subsidiary Loans and Investments
Schedule 5.16     Affiliate Transactions
Schedule 7.1      Corporate Existence/Subsidiaries
Schedule 7.4      Litigation
Schedule 7.9      Locations
Schedule 7.11     Employee Benefit Plans
Schedule 7.16     Material Agreements
Schedule 7.18     Insurance
Schedule 7.19     Bank Accounts


Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Swing Line Note
Exhibit C         Form of Term Loan A Note
Exhibit D         Form of Term Loan B Note
Exhibit E         Form of Notice of Loan
Exhibit F         Form of Compliance Certificate
Exhibit G         Form of Borrowing Base Certificate
Exhibit H         Form of Master Letter of Credit Agreement
Exhibit I         Form of Assignment and Acceptance Agreement
Exhibit J         Form of Request for Extension

     This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 15/th/ day of January 2004, among:

     (a)  SHILOH INDUSTRIES, INC., a Delaware corporation ("Borrower");

     (b) the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that becomes a party hereto pursuant to
Section 11.10 hereof (collectively, the "Lenders" and, individually, each a "Lender");

     (c) LASALLE BANK NATIONAL ASSOCIATION, as lead arranger, joint book runner and administrative agent ("Agent");

     (d) NATIONAL CITY BANK, as co-lead arranger, joint book runner and syndication agent ("Co-Lead Arranger"); and

     (e) KEYBANK NATIONAL ASSOCIATION, as documentation agent ("Documentation Agent").

                                   WITNESSETH:

     WHEREAS, Borrower, Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Account" shall mean all accounts, as defined in the U.C.C.

     "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any Guarantor thereof.

     "ACF Notes" shall mean the two 9% promissory notes issued by Borrower, dated May 9, 2002, in an aggregate amount of Four Hundred Sixty Thousand Dollars ($460,000).

     "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any

Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

     "Additional Commitment" shall mean that term as defined in Section 2.13(b) hereof.

     "Additional Lender" shall mean a financial institution that shall become a Revolving Lender hereunder during the Commitment Increase Period pursuant to
Section 2.13(b) hereof.

     "Additional Lender Assumption Agreement" shall mean an additional lender assumption agreement, in form and substance satisfactory to Agent, wherein an Additional Lender shall become a Revolving Lender hereunder.

     "Additional Lender Assumption Effective Date" shall mean that term as defined in Section 2.13(b) hereof.

     "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Applicable Debt, if such payment results in that Lender having less than its Pro Rata Share (based upon its Applicable Commitment Percentage and, in the case of an Equalization Event, based upon its Equalization Percentage of the Debt) of the Applicable Debt then outstanding, than was the case immediately before such payment.

     "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

     "Agent Fee Letter" shall mean the Agent Fee Letter between Borrower and Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

     "Applicable Commitment Fee Rate" shall mean:

     (a) for the period from the Closing Date through April 30, 2004, fifty (50.00) basis points; and

     (b) commencing with the Consolidated financial statements of Borrower for the fiscal quarter ending January 31, 2004, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal quarter, shall be used to establish the number of basis points that will go into effect on May 1, 2004 and thereafter:

--------------------------------------------------------------------------------
         Leverage Ratio                        Applicable Commitment Fee Rate
--------------------------------------------------------------------------------
Greater than 2.00 to 1.00                             50.00 basis points
--------------------------------------------------------------------------------
Less than or equal to 2.00 to 1.00                    37.50 basis points
--------------------------------------------------------------------------------

After May 1, 2004, changes to the Applicable Commitment Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, during any period when Borrower shall have failed to timely deliver the financial statements pursuant to Sections 5.3(a) and (b) hereof, until such time as the appropriate financial statements are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time.

     "Applicable Commitment Percentage" shall mean, for each Lender, as applicable:

     (a) with respect to the Revolving Credit Commitment, the percentage set forth opposite such Lender's name, if any, under the column headed "Revolving Commitment Percentage", as listed in Schedule 1 hereto;

     (b) with respect to the Term Loan A Commitment, the percentage set forth opposite such Lender's name, if any, under the column headed "Term Loan A Commitment Percentage", as listed in Schedule 1 hereto; and

     (c) with respect to the Term Loan B Commitment, the percentage set forth opposite such Lender's name, if any, under the column headed "Term Loan B Commitment Percentage", as listed in Schedule 1 hereto.

     "Applicable Debt" shall mean:

     (a) with respect to the Revolving Credit Commitment, collectively, (i) all Indebtedness incurred by Borrower to the Revolving Lenders pursuant to this Agreement and includes, without limitation, the principal of and interest on all Revolving Credit Notes and the Swing Line Note and all obligations with respect to Letters of Credit, (ii) each extension, renewal or refinancing thereof, in whole or in part, (iii) the commitment, prepayment and other fees and amounts payable hereunder in connection with the Revolving Credit Commitment, and (iv) all Related Expenses incurred in connection with the foregoing;

     (b) with respect to the Term Loan A Commitment, collectively, (i) all Indebtedness incurred by Borrower to the Term A Lenders pursuant to this Agreement and includes, without limitation, the principal of and interest on all Term Loan A Notes, (ii) each extension, renewal or refinancing thereof in whole or in part, (iii) all prepayment and other fees and amounts payable hereunder in connection with the Term Loan A Commitment, and (iv) all Related Expenses incurred in connection with the foregoing; and

     (b) with respect to the Term Loan B Commitment, collectively, (i) all Indebtedness incurred by Borrower to the Term B Lenders pursuant to this Agreement and includes, without limitation, the principal of and interest on all Term Loan B Notes, (ii) each extension, renewal or refinancing thereof in whole or in part, (iii) all prepayment and other fees and amounts payable hereunder in connection with the Term Loan B Commitment, and
(iv) all Related Expenses incurred in connection with the foregoing.

     "Applicable Margin" shall mean:

     (a) for the period from the Closing Date through April 30, 2004, three hundred fifty (350) basis points for Eurodollar Loans and one hundred fifty
(150) basis points for Base Rate Loans; and

     (b) commencing with the Consolidated financial statements of Borrower for the fiscal quarter ending January 31, 2004, the number of basis points (depending upon whether Loans are Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal quarter, shall be used to establish the number of basis points that will go into effect on May 1, 2004 and thereafter:

--------------------------------------------------------------------------------
                                        Applicable Basis      Applicable Basis
                                          Points for             Points for
     Leverage Ratio                    Eurodollar Loans       Base Rate Loans
--------------------------------------------------------------------------------
Greater than 3.00 to 1.00                   350.00                150.00
--------------------------------------------------------------------------------
Greater than 2.50 to 1.00 but less
than or equal to  3.00 to 1.00              300.00                100.00
--------------------------------------------------------------------------------
Greater than 2.00 to 1.00 but less
than or equal to 2.50 to 1.00               275.00                 75.00
--------------------------------------------------------------------------------
Greater than 1.50 to 1.00 but less
than or equal to 2.00 to 1.00               250.00                 50.00
--------------------------------------------------------------------------------
Less than or equal to 1.50 to 1.00          200.00                  0.00
--------------------------------------------------------------------------------

After May 1, 2004, changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, during any period when Borrower shall have failed to timely deliver the financial statements pursuant to Sections 5.3(a) and (b) hereof, until such time as the appropriate financial statements are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time.

     "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached Exhibit I.

     "Assignment of Life Insurance Policy" shall mean an Assignment of Life Insurance Policy, in form and substance satisfactory to Agent, executed and delivered in connection with this Agreement, as the same may be from time to time amended, restated or otherwise modified.

     "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

     "Base Rate Loan" shall mean a Loan described in Section 2.2, 2.5 or 2.6 hereof on which Borrower shall pay interest at a rate based on the Derived Base Rate.

     "Borrowing Base" shall mean an amount equal to the sum of the following:

     (a) up to eighty-five percent (85%) of the aggregate amount due and owing on the Eligible Accounts Receivable of each Credit Party; plus

     (b) the lesser of (i) up to fifty-five percent (55%) of the aggregate of the cost or market value (whichever is lower) of the Eligible Inventory of each Credit Party, or (ii) Thirty Million Dollars ($30,000,000).

     "Borrowing Base Certificate" shall mean a certificate, substantially in the form of the attached Exhibit G.

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close, and, if the applicable Business Day shall relate to any Eurodollar Loan, a day of the year on which dealings in deposits are carried on in the London interbank Eurodollar market.

     "Capital Distribution" shall mean a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, for the purchase, acquisition, redemption, repurchase or retirement of any capital stock or other equity interest of such Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company's capital stock or other equity interest.

     "Capitalized Lease Obligations" shall mean obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by Borrower with Agent, without liability by Agent or the Lenders to pay interest thereon, from which account Agent, on behalf of the Lenders, subject to the provisions of Section
6.2 hereof, shall have the exclusive right to withdraw funds until all of the Debt is paid in full.

     "Cash Security" shall mean all cash, instruments, Deposit Accounts and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which a Company presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Agent or any Lender.

     "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person (other than MTD) or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than twenty percent (20%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of Borrower nor (ii) appointed by directors so nominated; (c) the occurrence of a change in control, or other similar provision, as defined in any Material Indebtedness Agreement; or (d) if Theodore Zampetis shall cease to perform his role as a member of the board of directors of Borrower; provided, however, that a "Change of Control" shall not be deemed to have occurred by virtue of the acquisition or sale of shares of Borrower by the MTD Pension Master Trust.

     "Closing Commitment Amount" shall mean One Hundred Eighty-Five Million Dollars ($185,000,000).

     "Closing Date" shall mean the effective date of this Agreement as set forth in the first paragraph of this Agreement.

     "Closing Fee Letter" shall mean the Closing Fee Letter between Borrower and Agent, dated as of the Closing Date.

     "Closing Revolving Amount" shall mean Sixty Million Dollars ($60,000,000).

     "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     "Co-Lead Arranger Fee Letter" shall mean the Co-Lead Arranger Fee Letter between Borrower and Co-Lead Arranger, dated as of the Closing Date.

     "Collateral" shall mean all of Borrower's existing and future (a) personal property; (b) Accounts, instruments, contract rights, supporting obligations, chattel paper, documents, Investment Property, letter-of-credit rights, commercial tort claims, General Intangibles, Inventory and Equipment; (c) funds now or hereafter on deposit in the Cash Collateral Account, if any; (d) Cash Security; and (e) Proceeds of any of the foregoing; provided that Collateral shall not include Excluded Assets.

     "Commitment" shall mean the obligation hereunder of the Lenders to make Loans and issue Letters of Credit pursuant to the Revolving Credit Commitment (during the Commitment Period) and the Term Loan Commitment, up to the Total Commitment Amount.

     "Commitment Increase Period" shall mean the period from the Closing Date to the date that is thirty (30) days prior to the last day of the Commitment Period.

     "Commitment Period" shall mean the period from the Closing Date to January 14, 2007, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

     "Companies" shall mean Borrower and all Subsidiaries.

     "Company" shall mean Borrower or a Subsidiary.

     "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit F.

     "Confidential Information" shall mean all confidential or proprietary information about the Companies that has been furnished by any Company to Agent or any Lender, whether furnished before or after the Closing Date and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by Agent or such Lender not permitted by this Agreement, (b) was available to Agent or such Lender on a nonconfidential basis prior to its disclosure to Agent or such Lender, or (c) becomes available to Agent or such Lender on a nonconfidential basis from a Person other than any Company that is not, to the best knowledge of Agent or such Lender, acting in violation of a confidentiality agreement with a Company or is not otherwise prohibited from disclosing the information to Agent or such Lender.

     "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for such Acquisition.

     "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 7.14 hereof.

     "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) and any non-cash amortization related to deferred compensation arrangements of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, (c) Consolidated Depreciation and Amortization Charges, (d) (i) extraordinary or unusual non-cash losses not incurred in the ordinary course of business but that were counted in the net income calculation for such period, minus (ii) extraordinary or unusual non-cash gains not incurred in the ordinary course of business but that were counted in the net income calculation for such period, (e) non-cash charges incurred pursuant to any relevant Statements of Financial Accounting Standards, (f) any insurance premiums relating to insurance policies which are the subject of an Assignment of Life Insurance Policy if any,
(g) any collateral audit and appraisal fees referenced in Section 2.12(c), 5.3(g) and any Related Expenses, (h) non-cash restructuring charges for such period in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) during the term of this Agreement, and (i) non-cash charges resulting from changes in estimates or assumptions related to employee retirement and health benefit plans.

     "Consolidated Fixed Charges" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, without duplication, the aggregate of (a) scheduled principal payments on Funded Indebtedness (other than optional prepayments of the Revolving Credit Notes) paid or payable, and (b) Consolidated Interest Expense paid or payable.

     "Consolidated Funded Indebtedness" shall mean, for any period, Funded Indebtedness of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the gross or net income of Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any period, the interest expense, both expensed and capitalized, of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP, excluding any amortization of deferred financing fees.

     "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Net Worth" shall mean, at any date, the stockholders' equity of Borrower, determined as of such date on a Consolidated basis and in accordance with GAAP; provided that (a) the amount of foreign currency translation shall be excluded at all times; (b) any decrease to Consolidated Net Worth due to non-cash restructuring charges in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) during the term of this Agreement shall be added back; and (c) any comprehensive income losses, as defined under GAAP, shall be added back.

     "Consolidated Total Liabilities" shall mean, at any date, the Total Liabilities of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

     "Control Agreement" shall mean each Control Agreement among Borrower, Agent and a depository institution, dated on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

     "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

     "Credit Event" shall mean the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance by the Fronting Lender of a Letter of Credit.

     "Credit Exposure" shall mean, at any time, with respect to any Commitment, the sum of (a) the aggregate principal amount of Loans outstanding thereunder, and (b) the Letter of Credit Exposure, if any.

     "Credit Party" shall mean Borrower and any Subsidiary or Affiliate that is a Guarantor of Payment.

     "Currency Hedge Agreement" shall mean any currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company.

     "Debt" shall mean, collectively, (a) all Indebtedness and other obligations incurred by Borrower or a Guarantor of Payment to Agent, the Swing Line Lender, the Fronting Lender, or any Lender (or any affiliate thereof) pursuant to this Agreement and includes the principal of and interest on all Notes and all obligations pursuant to Letters of Credit; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment fees, other fees and any prepayment fees payable hereunder, and all fees and charges in connection with the Letters of Credit; and (d) all Related Expenses.

     "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders in writing.

     "Default Rate" shall mean (a) with respect to any Loan, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

     "Deposit Account" shall mean (a) a deposit account, as defined in the U.C.C., (b) any other deposit account, and (c) any demand, time, savings, checking, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization.

     "Derived Base Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

     "Derived Eurodollar Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Eurodollar Loans plus the Eurodollar Rate.

     "Derived Swing Loan Rate" shall mean a rate per annum equal to the Derived Base Rate.

     "Dollar" or the sign $ shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

     "Dormant Subsidiary" shall mean a Company that (a) is not a Credit Party,
(b) has aggregate assets of less than One Hundred Thousand Dollars ($100,000) and aggregate investments by the Companies of less than One Hundred Thousand Dollars ($100,000), and (c) has no direct or indirect Subsidiaries with aggregate assets for all such Subsidiaries of more than One Hundred Thousand Dollars ($100,000).

     "Eligible Account Receivable" shall mean an Account that is an account receivable (i.e., each specific invoice) of a Credit Party that, at all times until it is collected in full, continuously meets the following requirements:

     (a) is not subject to any claim for credit, allowance or adjustment by the Account Debtor or any defense, dispute, set-off or counterclaim; provided that, if Borrower submits evidence to Agent demonstrating that such Account Debtor is making continued payments, in the ordinary course, with respect to the portion of such Account not subject to a claim for credit, allowance, adjustment, defense, dispute, set-off or counterclaim, then Agent, in its sole discretion, may permit such portion to be an Eligible Account Receivable;

     (b) arose in the ordinary course of business of such Credit Party from the performance (fully completed) of services or bona fide sale of goods that have been shipped to the Account Debtor, and not more than one hundred-twenty (120) days have elapsed since the invoice date;

     (c) is not due from any Account Debtor with respect to which a Credit Party has received any notice or has any knowledge of insolvency, bankruptcy, or financial impairment, or that has suspended normal business operations, dissolved, liquidated or terminated its existence;

     (d) is not subject to an assignment, pledge, claim, mortgage, lien or security interest of any type except that granted to or in favor of Agent, for the benefit of the Lenders;

     (e) does not relate to any goods repossessed, lost, damaged, rejected or returned, or acceptance of which has been revoked or refused to the extent of the amount of such matters;

     (f) is not evidenced by a promissory note or any other instrument or by chattel paper;

     (g) has not been determined by Agent to be unsatisfactory in any respect as determined by Agent in its reasonable credit judgment;

     (h) is not a Government Account Receivable, unless the security interest of Agent, for the benefit of the Lenders in such Government Account Receivable, is filed in accordance with the Federal Assignment of Claims Act;

     (i) is not owing from any Affiliate, shareholder or employee of such Credit Party (other than an MTD Receivable);

     (j)  is not a Foreign Account Receivable;

     (k) is not owing from an Account Debtor that has failed to pay more than fifty percent (50%) of its currently outstanding Accounts within no more than one hundred twenty (120) days of the invoice date;

     (1) with respect to an Account Debtor that, together with its affiliates, owes the Companies more than fifty percent (50%) of all accounts receivable of the Companies, is not the portion of the Accounts that represents the excess of fifty percent (50%) of such account receivables;

     (m) is an Account in which Agent, for the benefit of the Lenders, has a valid and enforceable first security interest;

     (n) has arisen in connection with sales of goods that were not shipped or delivered to an Account Debtor on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding;

     (o) is not subject to any provision prohibiting assignment or requiring notice of or consent to such assignment;

     (p) is not due from an Account Debtor located in a state that requires that such Credit Party, in order to sue any Person in such state's courts, either (i) qualify to do business in such state or (ii) file a report with the taxation division of such state for the then current year, unless, in each case, such Credit Party has fulfilled such requirements to the extent applicable for the then current year;

     (q) is not an Account with respect to which any of the representations, warranties, covenants and agreements contained in this Agreement or any of the Loan Documents are not or have ceased to be complete and correct in all material respects, or have been breached;

     (r) is not an Account that represents a progress billing or an account that has had the time for payment extended by such Credit Party without the consent of Agent (for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Credit Party's completion of any further performance under the contract or agreement);

     (s) is not owed by any State or any department, agency, or instrumentality thereof unless such Credit Party has complied with any applicable statutory or regulatory requirements thereof in respect of Agent and the Lender's security interest therein as granted hereunder; and

     (t) is not an account receivable arising from the sale of tooling Inventory unless Borrower has received written pre-production approval from the account debtor with respect to such account receivable.

     "Eligible Inventory" shall mean all Inventory of a Credit Party in which Agent, for the benefit of the Lenders, has a valid and enforceable first security interest, except Inventory that is:

     (a)  located outside of the United States;

     (b) in the possession of a bailee, consignee or other third party in possession of Inventory of the Credit Parties in excess of the aggregate of One Million Dollars ($1,000,000), unless (i) an acknowledged processor's waiver (or bailee's waiver) has been received by Agent, (ii) reserves, satisfactory to Agent, have been established with respect thereto, (iii) such third party is listed on Schedule 7.9 hereto, as amended from time to time, (iv) if required by Agent, proper notice has been given to all secured parties of such third party that have filed financing statements claiming a security interest in such third party's inventory, and (v) Borrower has filed appropriate financing statements to protect its interest therein, in form and substance satisfactory to Agent;

     (c) located on facilities leased by a Credit Party, unless an acknowledge Landlord's Waiver has been received by Agent, and reserves, satisfactory to Agent, have been established with respect thereto;

     (d)  work-in-process;

     (e)  slow-moving, damaged, defective or obsolete;

     (f) consists of (i) goods not held for sale, such as labels, maintenance items, supplies and packaging, or (ii) Inventory used in connection with research and development;

     (g)  subject to a Lien in favor of any Person other than Agent; or

     (h) determined by Agent to be unsatisfactory in any respect as determined by Agent in its reasonable credit judgment.

     "Eligible Transferee" shall mean a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) that is not Borrower, a Subsidiary or an Affiliate.

     "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America, by any state or municipality thereof or any foreign jurisdiction, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     "Equalization Event" shall mean the earlier of (a) the occurrence of an Event of Default under Section 8.14 hereof, or (b) the acceleration of the maturity of the Debt after the occurrence of an Event of Default.

     "Equalization Percentage" shall mean that term as defined in Section 9.5 hereof.

     "Equipment" shall mean all equipment, as defined in the U.C.C.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

     "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a material risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA that could result in a material liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any material requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a material claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by or any expectation of the incurrence by a Controlled

Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

     "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

     "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any Eurodollar Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Lender may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extension of credit or other assets that include the Eurodollar Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Lender under such Regulation D.

     "Eurodollar" shall mean a Dollar denominated deposit in a bank or branch outside of the United States.

     "Eurodollar Loan" shall mean a Loan described in Section 2.2, 2.5 or 2.6 hereof on which Borrower shall pay interest at a rate based upon the Derived Eurodollar Rate.

     "Eurodollar Rate" shall mean, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained by dividing (a)
(i) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed on page BBAM of the Bloomberg Financial Markets Information Service or (ii) in the event the rate referenced in the preceding subpart (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Eurodollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period; provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average of the per annum rates at which deposits in immediately available funds in Eurodollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan; by (b) 1.00 minus the Eurocurrency Reserve Percentage.

     "Event of Default" shall mean an event or condition that shall constitute an event of default as defined in Article VIII hereof.

     "Excess Cash Flow" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, an amount equal to (a) Consolidated EBITDA, minus (b) the sum of (i) Consolidated Capital Expenditures, (ii) Consolidated Income Tax Expense, (iii) the scheduled principal payments and optional prepayments, to the extent such optional prepayments result in a permanent reduction of a Specific Commitment, made with respect to Consolidated Funded Indebtedness for such period, (iv) Consolidated Interest Expense, (v) any collateral audit and appraisal fees referenced in Section 2.12(c) or 5.3(g) and any Related Expenses,
(vi) any life insurance premiums under the Assigned Life Insurance Policy, and
(vii) extraordinary or unusal non-cash charges added back to Consolidated EBITDA for such period and other non-cash charges resulting from changes in estimates or assumptions related to employee retirement and health benefit plans.

     "Excluded Assets" shall mean the Valley City Steel Assets and all of the shares of capital stock of Manulife Financial Corporation owned by the Companies.

     "Excluded Taxes" shall mean net income taxes (and franchise taxes imposed in lieu of net income taxes) imposed on Agent or any Lender by the Governmental Authority located in the jurisdiction where Agent or such Lender is organized (other than any such taxes arising solely from Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).

     "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

     "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer, treasurer or corporate controller. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Borrower.

     "Fixed Charge Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of Borrower, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA, minus (i) Consolidated Capital Expenditures, minus (ii) Restricted

Payments, minus (iii) Consolidated income taxes paid in cash; to (b) Consolidated Fixed Charges.

     "Foreign Account Receivable" shall mean an Account that arises out of contracts with or orders from an Account Debtor that is not a resident of the United States.

     "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

     "Fronting Lender" shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or, in the event that Agent either shall be unable to issue or shall agree that another Revolving Lender may issue, a Letter of Credit, such other Revolving Lender as shall agree to issue the Letter of Credit in its own name, but on behalf of the Revolving Lenders hereunder.

     "Funded Indebtedness" shall mean all Indebtedness (other than Indebtedness pursuant to undrawn Letters of Credit under this Agreement), including, but not limited to, current, long-term and Subordinated Indebtedness, if any.

     "GAAP" shall mean generally accepted accounting principles, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower as in effect from time to time, provided that, if Borrower notifies Agent that Borrower requests an amendment to any provisions hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then Agent and the Required Lenders will negotiate in good faith with Borrower to appropriately modify such covenants; provided that the existing covenants will remain effective until an appropriate amendment is executed.

     "General Intangibles" shall mean all (a) general intangibles, as defined in the U.C.C.; (b) choses in action, causes of action, all customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds; and (c) Proceeds of any of the foregoing, irrespective of the form or kind thereof.

     "Government Account Receivable" shall mean any Account that arises out of contracts with or orders from the United States or any of its departments, agencies or instrumentalities.

     "Governmental Authority" shall mean any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

     "Guarantor" shall mean a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

     "Guarantor of Payment" shall mean each of the Companies set forth on
Schedule 2 hereto, that are each executing and delivering a Guaranty of Payment, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

     "Guaranty of Payment" shall mean each Guaranty of Payment of Debt executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

     "Hedge Agreement" shall mean any Interest Rate Hedge Agreement or Currency Hedge Agreement.

     "Indebtedness" shall mean, for any Company (excluding in all cases trade payables and accrued liabilities relating to working capital and employee matters payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed (other than obligations incurred for the purchase of insurance policies, including general commercial liability, property, casualty, director and officer and foreign liability insurance), (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker's acceptance, (e) all net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all synthetic leases, (g) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (j) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

     "Intellectual Property Collateral Assignment Agreement" shall mean the Intellectual Property Collateral Assignment Agreement, executed and delivered by Borrower and each Guarantor of Payment in favor of Agent, for the benefit of the Lenders, dated as of the Closing Date, granting a security interest in and a collateral assignment of all intellectual property owned by Borrower or such Guarantor of Payment, and any other Intellectual Property Collateral Assignment Agreement executed on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

     "Interest Adjustment Date" shall mean the last day of each Interest Period.

     "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for a Eurodollar Loan shall be one month, two months, three months or six months, in each case as Borrower may select upon notice, as set forth in Section 2.9 hereof; provided that (a) if Borrower shall fail to so select the duration of any Interest Period at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period; and (b) Borrower may not select any Interest Period for a Eurodollar Loan that ends after any date when principal is due on such Eurodollar Loan.

     "Interest Rate Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of a Company.

     "Interest Rate Protection" shall mean, with respect to Indebtedness of Borrower, that either (a) Borrower shall have obtained a fixed rate of interest on such Indebtedness, or (b) Borrower shall have entered into an Interest Rate Hedge Agreement or Interest Rate Hedge Agreements; either of which shall be upon such terms and conditions as shall be reasonably satisfactory to Agent.

     "Inventory" shall mean all inventory, as defined in the U.C.C.

     "Investment Property" shall mean all investment property, as defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, "Investment Property" shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

     "Landlord's Waiver" shall mean a landlord's waiver or mortgagee's waiver, each in form and substance reasonably satisfactory to Agent, delivered by a Company in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

     "Lender Credit Exposure" shall mean, for any Lender, at any time, the aggregate of such Lender's respective pro rata shares of the Revolving Credit Exposure and the Term Loan Exposure.

     "Letter of Credit" shall mean a commercial documentary letter of credit or standby letter of credit that shall be issued by the Fronting Lender for the account of Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one year after its date of issuance or (b) thirty (30) days prior to the last day of the Commitment Period.

     "Letter of Credit Commitment" shall mean the commitment of the Fronting Lender, on behalf of the Revolving Lenders, to issue Letters of Credit in an aggregate face amount of up to Ten Million Dollars ($10,000,000).

     "Letter of Credit Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrower or converted to a Revolving Loan pursuant to Section 2.3(e) hereof.

     "Leverage Ratio" shall mean, at any time, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness (for the most recently completed fiscal quarter of Borrower) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Borrower).

     "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

     "Loan" shall mean a Revolving Loan, a Swing Loan or the Term Loan granted to Borrower by the Lenders in accordance with Section 2.2, 2.4, 2.5 or 2.6 hereof.

     "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, all documentation relating to each Letter of Credit, each Security Document, the Master Letter of Credit Agreement, the Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

     "Mandatory Prepayment" shall mean that term as defined in Section 2.15(c) hereof.

     "Manufacturing Supply Agreements" shall mean the Manufacturing Supply Agreements executed by and between Shiloh Automotive, Inc. and MTD and between Shiloh Corporation and MTD, both dated May 10, 2002, as amended from time to time.

     "Master Letter of Credit Agreement" shall mean the Master Letter of Credit Agreement attached as the attached Exhibit H.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Borrower, or (b) the business, operations, property, condition (financial or otherwise) or prospects of the Companies taken as a whole.

     "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company or the Companies in excess of the amount of Five Million Dollars ($5,000,000).

     "Material Recovery Event" shall mean (a) any casualty loss in respect of assets of a Company covered by casualty insurance, and (b) any compulsory transfer or taking under threat of compulsory transfer of any asset of a Company by any Governmental Authority; provided that, in the case of either (a) or (b), the proceeds received by the Companies from such loss, transfer or taking exceeds Five Hundred Thousand Dollars ($500,000).

     "Maximum Amount" shall mean, for each Lender, the amount set forth opposite such Lender's name under the column headed "Maximum Amount" as set forth on
Schedule 1 hereto, subject to decreases determined pursuant to Section 2.13(a) hereof, increases pursuant to Section 2.13(b) hereof and assignments of interests pursuant to Section 11.10 hereof; provided, however, that the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment.

     "Maximum Commitment Amount" shall mean One Hundred Ninety-Five Million Dollars ($195,000,000).

     "Maximum Revolving Amount" shall mean Seventy Million Dollars
($70,000,000).

     "Mexican Lease" shall mean an operating lease for manufacturing equipment entered into by a Mexican Subsidiary.

     "Mexican Subsidiary" shall mean Shiloh De Mexico, S.A. De C.V., Shiloh Internacional, S.A. De C.V., and any other Foreign Subsidiary created after the Closing Date that is organized in Mexico.

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

     "Mortgage" shall mean each Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (or comparable document), dated as of the Closing Date, relating to the Real Property, executed and delivered by a Credit Party, to further secure the obligations under the Loan Documents, as the same may from time to time be amended, restated or otherwise modified.

     "MTD" shall mean MTD Holdings Inc, formerly known as MTD Products Inc, an Ohio corporation, and its subsidiaries (other than Borrower or any direct or indirect subsidiary of Borrower).

     "MTD Receivable" shall mean an account receivable of a Credit Party owing from MTD for the purchase of parts made by such Credit Party.

     "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

     "Note" shall mean a Revolving Credit Note, the Swing Line Note or a Term Note, or any other promissory note delivered pursuant to this Agreement.

     "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit E.

     "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Overall Commitment Percentage" shall mean a Lender's percentage of the sum of the aggregate principal amount of all Loans outstanding plus the Letter of Credit Exposure.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

     "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

     "Permitted Investment" shall mean an investment of a Company in the stock (or other debt or equity instruments) of a Person (other than a Company), so long as (a) the Company making the investment is a Credit Party; and (b) the aggregate amount of all such investments of all Companies does not exceed, at any time, an aggregate amount of One Million Dollars ($1,000,000).

     "Permitted Mexican Subsidiary Loans and Investments" shall mean (a) loans to the Mexican Subsidiaries from, and investments in the Mexican Subsidiaries by, Borrower or any Domestic Subsidiary in an amount not to exceed, in the aggregate for all such loans and investments, Five Million Dollars ($5,000,000) at any time outstanding or existing (exclusive of the loans and investments made prior to the Closing Date as listed in Schedule 5.11 hereto); and (b) loans to a Mexican Subsidiary from a Mexican Subsidiary.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     "Pledge Agreement" shall mean each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered by Borrower, Shiloh Corporation and The Sectional Die Company in favor of Agent, for the benefit of the Lenders, dated as of the Closing Date, and any other Pledge Agreement executed by any other Domestic Subsidiary on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

     "Pledged Securities" shall mean the shares of capital stock or other equity interest of a Subsidiary of Borrower, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that, with respect to the Mexican Subsidiary, Pledged Securities shall include sixty-five percent (65%) (or sixty-four percent (64%) with respect to Mexico International, S.A. de C.V.) of the fixed capital shares and shall exclude the variable shares.

     "Prime Rate" shall mean, for any day, the rate of interest in effect for such day as publicly announced from time to time by Agent as its prime rate (whether or not such rate is actually charged by Agent). Any change in the Prime Rate announced by Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Pro Rata Basis" or "pro rata basis" shall mean, as appropriate, (a) distribution to the applicable Lenders by Agent in accordance with the Applicable Commitment Percentages, or (b) distribution among the Commitments in accordance with the Credit Exposure thereunder.

     "Pro Rata Share" or "pro rata share" shall mean, with respect to the Applicable Debt, a Lender's share in accordance with such Lender's Applicable Commitment Percentage.

     "Proceeds" shall mean (a) proceeds, as defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Agent and the Lenders to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Agent or any Lender to a Company's sale, exchange, collection, or other disposition of any or all of the Collateral.

     "Ratable Account" or "ratable account" shall mean each Lender's share of the Applicable Debt in accordance with such Lender's Applicable Commitment Percentage.

     "Ratable Share" or "ratable share" shall mean each Lender's share of the Applicable Debt in accordance with such Lender's Applicable Commitment Percentage.

     "Ratably" or "ratably" shall mean in accordance with each Lender's Ratable Share.

     "Real Property" shall mean each parcel of real estate owned by a Credit Party, as set forth on Schedule 3 hereto, together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging, and being defined collectively as the "Property" in each of the Mortgages.

     "Regularly Scheduled Payment Date" shall mean the last day of each March, June, September and December of each year.

     "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys' fees, legal expenses, judgments, suits and disbursements) (a) incurred by Agent (and not previously reimbursed by Borrower), or imposed upon or asserted against Agent or any Lender, in any attempt by Agent and the Lenders to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Debt; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Debt or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

     "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

     "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

     "Request for Extension" shall mean a notice, substantially in the form of the attached Exhibit J.

     "Required Lenders" shall mean the holders of at least fifty-one percent (51%), based upon each Lender's Applicable Commitment Percentages, of the sum of
(a) the principal outstanding under the Term Loan A Commitment; (b) the principal outstanding under the Term Loan B Commitment; and (c) (i) during the Commitment Period, the Revolving Amount, or (ii) after the Commitment Period, the Revolving Amount in effect immediately prior to the termination of the Commitment Period (subject to assignments pursuant to Section 11.10 hereof).

     "Required Revolving Lenders" shall mean the holders of at least fifty-one percent (51%), based upon each Lender's Applicable Commitment Percentage of the Revolving Credit Commitment, or, if the Revolving Credit Commitment is no longer in effect, the Revolving Credit Exposure.

     "Required Supermajority Lenders" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%), based upon each Lender's Applicable Commitment Percentages, of the sum of (a) the principal outstanding under the Term Loan A Commitment; (b) the principal outstanding under the Term Loan B Commitment; and (c) (i) during the Commitment Period, the Revolving Amount, or
(ii) after the Commitment Period, the Revolving Amount in effect immediately prior to the termination of the Commitment Period (subject to assignments pursuant to Section 11.10 hereof).

     "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

     "Restricted Payment" shall mean, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, if any, or (c) any amount paid by such Company in respect of any management, consulting or other similar arrangement with any shareholder of a Company or an Affiliate, excluding payments under any employment agreement or directors' compensation.

     "Revolving Amount" shall mean the Closing Revolving Amount, as such amount may be increased up to the Maximum Revolving Amount pursuant to Section 2.13(b) hereof, or decreased pursuant to Section 2.13(a) hereof.

     "Revolving Credit Availability" shall mean, at any time, an amount equal to the Revolving Credit Commitment minus the Revolving Credit Exposure.

     "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) the Revolving Lenders to make Revolving Loans, (b) the Fronting Lender to issue Letters of Credit and each Revolving Lender to participate in Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make and each Revolving Lender to participate in Swing Loans pursuant to the Swing Line Commitment, up to an aggregate principal amount outstanding at any time equal to:

          (i) for any fiscal year of Borrower immediately following a fiscal year in which the Leverage Ratio, as measured on the last day of such year, is greater than 2.00 to 1.00, the lesser of (A) the Borrowing Base, or (B) the Revolving Amount, and

          (ii) for any other fiscal year of Borrower, the Revolving Amount.

     "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure and (c) the Letter of Credit Exposure.

     "Revolving Credit Note" shall mean a Revolving Credit Note executed and delivered pursuant to Section 2.8(a) hereof.

     "Revolving Lender" shall mean a Lender with a percentage of the Revolving Credit Commitment as set forth on Schedule 1 hereto.

     "Revolving Loan" shall mean a Loan granted to Borrower by the Revolving Lenders in accordance with Section 2.2 hereof.

     "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principle functions.

     "Secured Debt" shall mean, collectively, (a) the Debt, and (b) all obligations and liabilities now existing or hereafter incurred by a Company under a Hedge Agreement with any of the Lenders.

     "Security Agreement" shall mean each Security Agreement executed and delivered to Agent, for the benefit of the Lenders, by a Guarantor of Payment on or after the Closing Date, as the same may from time to time be amended, restated, or otherwise modified.

     "Security Documents" shall mean each Security Agreement, each Pledge Agreement, each Mortgage, each Assignment of Life Insurance Policy, each Intellectual Property Collateral Assignment Agreement, each Control Agreement, each U.C.C. Financing Statement (or foreign equivalent) filed in connection herewith, and any other document pursuant to which any Lien is granted by a Company to Agent as security for the Debt, and all documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

     "Specific Commitment" shall mean the Revolving Credit Commitment, the Term Loan A Commitment or the Term Loan B Commitment.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

     "Subordinated" shall mean, as applied to Indebtedness, Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Lenders) in favor of the prior payment in full of the Debt.

     "Subsidiary" of a Company shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Company or by one or more other subsidiaries of such Company or by such Company and one or more subsidiaries of such Company, (b) a partnership or limited liability company of which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership or limited liability company, or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

     "Swing Line" shall mean the credit facility established by the Swing Line Lender for Borrower in accordance with Section 2.4 hereof.

     "Swing Line Commitment" shall mean the commitment of the Swing Line Lender to make Swing Loans to Borrower up to the aggregate amount at any time outstanding of Ten Million Dollars ($10,000,000).

     "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

     "Swing Line Lender" shall mean LaSalle Bank National Association, as holder of the Swing Line Commitment.

     "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to Section 2.8(b) hereof.

     "Swing Loan" shall mean a loan granted to Borrower by the Swing Line Lender under the Swing Line.

     "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) thirty (30) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties or similar liabilities with respect thereto) other than Excluded Taxes.

     "Term A Lender" shall mean a Lender with a percentage of the Term Loan A Commitment as set forth on Schedule 1 hereto.

     "Term B Lender" shall mean a Lender with a percentage of the Term Loan B Commitment as set forth on Schedule 1 hereto.

     "Term Lender" shall mean a Term A Lender or a Term B Lender.

     "Term Loan" shall mean the Term Loan A or the Term Loan B.

     "Term Loan A" shall mean the Loan granted to Borrower by the Term A Lenders in accordance with Section 2.5 hereof.

     "Term Loan A Base Loan Rate" shall mean a rate per annum equal to twenty-five (25) basis points in excess of the Derived Base Rate.

     "Term Loan A Commitment" shall mean the obligation hereunder of the Term A Lenders to make the Term Loan A in the original principal amount of Seventy-Five Million Dollars ($75,000,000), with each Term A Lender's obligation to participate therein being in the amount set forth opposite such Term A Lender's name under the column headed "Term Loan A Commitment Amount" as set forth on
Schedule 1 hereto.

     "Term Loan A Eurodollar Loan Rate" shall mean a rate per annum equal to twenty-five (25) basis points in excess of the Derived Eurodollar Rate.

     "Term Loan A Note" shall mean a Term Loan A Note executed and delivered pursuant to Section 2.8(c) hereof.

     "Term Loan B" shall mean the Loan granted to Borrower by the Term B Lenders in accordance with Section 2.6 hereof.

     "Term Loan B Base Loan Rate" shall mean a rate per annum equal to two hundred fifty (250) basis points in excess of the Base Rate; provided that, at any time that (a) the Moody's rating of Borrower is Bl or better, and (b) the Standard & Poor's rating of Borrower is B+ or better, the number of basis points in excess of the Base Rate shall be two hundred (200).

     "Term Loan B Commitment" shall mean the obligation hereunder of the Term B Lenders to make the Term Loan B in the original principal amount of Fifty Million Dollars ($50,000,000), with each Term B Lender's obligation to participate therein being in the amount set forth opposite such Term B Lender's name under the column headed "Term Loan B Commitment Amount" as set forth on
Schedule 1 hereto.

     "Term Loan B Eurodollar Loan Rate" shall mean a rate per annum equal to four hundred fifty (450) basis points in excess of the Eurodollar Rate; provided that, at any time that (A) the Moody's rating of Borrower is Bl or better, and
(B) the Standard & Poor's rating of Borrower is B+ or better, the number of basis points in excess of the Eurodollar Rate shall be four hundred (400).

     "Term Loan B Note" shall mean a Term Loan B Note executed and delivered pursuant to Section 2.8(d) hereof.

     "Term Loan Commitment" shall mean the Term Loan A Commitment or the Term Loan B Commitment.

     "Term Loan Exposure" shall mean, at any time, the outstanding principal amount of the Term Loans.

     "Term Note" shall mean a Term Loan A Note or a Term Loan B Note.

     "Total Commitment Amount" shall mean One Hundred Eighty-Five Million Dollars ($185,000,000), as such amount may be increased up to the Maximum Commitment Amount pursuant to Section 2.13(b) hereof, or decreased pursuant to
Section 2.13(a) hereof.

     "Total Liabilities" shall mean, at any date, the total of all items of Indebtedness or liability that, in accordance with GAAP, would be included in determining total liabilities on the liability side of the balance sheet.

     "U.C.C." shall mean the Uniform Commercial Code, as in effect from time to time in Ohio.

     "U.C.C. Financing Statement" shall mean a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

     "Valley City Steel Assets" shall mean (a) the forty-nine percent (49%) ownership interest of VCS Properties, LLC in Valley City Steel, LLC, (b) the one hundred percent (100%) ownership interest of Shiloh Corporation in VCS Properties, LLC, and (c) all of the assets (including personal property and real property) of VCS Properties, LLC.

     "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

     "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(1).

     "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, all of the securities or other ownership interest of which having ordinary Voting Power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

     Section 1.2. Accounting Terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

     Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms. Unless otherwise defined in this Article I, terms that are defined in the U.C.C., as in effect in Ohio from time to time, are used herein as so defined.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

     Section 2.1. Amount and Nature of Credit.

     (a) Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to Borrower, participate in Swing Loans made by the Swing Line Lender to Borrower, and issue or participate in Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

     (b) Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by Borrower or the issuance of a Letter of Credit:

          (i) the aggregate outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender's pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

          (ii) with respect to each Specific Commitment, the aggregate outstanding principal amount of Loans (other than Swing Loans) made by such Lender with respect to such Specific Commitment shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than Swing Loans) within such Specific Commitment that shall be such Lender's Applicable Commitment Percentage.

Within each Specific Commitment, each borrowing (other than Swing Loans) from the Lenders hereunder shall be made pro rata according to the respective Applicable Commitment Percentages of the Lenders.

     (c) The Loans may be made as Revolving Loans as described in Section 2.2 hereof, as Swing Loans as described in Section 2.4 hereof, as a Term Loan A as described in Section 2.5 hereof, and as a Term Loan B as described in Section
2.6 hereof, and Letters of Credit may be issued in accordance with Section 2.3 hereof.

     Section 2.2. Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Revolving Lenders shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or Eurodollar Loans. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.2 to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

     Section 2.3. Letters of Credit.

     (a) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Revolving Lenders, issue such Letters of Credit for the account of Borrower or a Guarantor of Payment, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto,
(i) the Letter of Credit Exposure would exceed the Letter of Credit Commitment or (ii) the Revolving Credit Exposure would exceed the Revolving Credit Commitment. The issuance

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

of each Letter of Credit shall confer upon each Revolving Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Revolving Lender's Applicable Commitment Percentage.

     (b) Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than Agent) not later than 11:00 A.M. (Eastern time) three Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent) and shall specify the face amount thereof, whether such Letter of Credit shall be a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit (which as of the Closing Date is, with respect to Agent as Fronting Lender, the Master Letter of Credit Agreement), as amended to conform to the provisions of this Agreement if required by Agent. (Unless otherwise agreed by Agent as Fronting Lender, in the event of a conflict between this Agreement and the Master Letter of Credit Agreement, which conflict cannot be reasonably resolved to give meaning to the provisions of both agreements, the Master Letter of Credit Agreement will control.) Agent shall give the Fronting Lender and each Revolving Lender notice of each such request for a Letter of Credit.

     (c) Commercial Documentary Letters of Credit. With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of Borrower or a Guarantor of Payment, Borrower agrees to (i) pay to Agent, for the pro-rata benefit of the Revolving Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin for Eurodollar Loans (in effect on the date such payment is to be made) multiplied by the face amount of such Letter of Credit; (ii) pay to Agent for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on the date that any draw shall be made on such Letter of Credit, at the rate of one-eighth percent (1/8%) of the amount drawn under such Letter of Credit; and (iii) pay to Agent, for the benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

     (d) Standby Letters of Credit. With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of Borrower or a Guarantor of Payment, Borrower agrees to
(i) pay to Agent, for the pro-rata benefit of the Revolving Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin for Eurodollar Loans (in effect on the date such payment is to be made) multiplied by the face amount of such Letter of Credit; (ii) pay to Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed, at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and (iii) pay to Agent, for the benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

     (e) Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, Borrower shall immediately reimburse the Fronting Lender for the amount drawn. In the event that the amount drawn shall not have been reimbursed by Borrower on the date of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent), Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2 and 2.9 hereof (other than the requirement set forth in Section 2.9(d) hereof), in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Revolving Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to
Section 2.2 hereof when required by this subsection (e) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever, and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subection (e) to reimburse, in full, the Fronting Lender for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder. Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note such Revolving Lender's Pro Rata Share of the amounts paid and not reimbursed on the Letters of Credit.

     (f) Participation in Letters of Credit. If, for any reason, Agent (or the Fronting Lender if the Fronting Lender shall be a Lender other than Agent) shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any Letter of Credit to a Revolving Loan pursuant to the preceding subsection, Agent (or the Fronting Lender if the Fronting Lender shall be a Lender other than Agent) shall have the right to request that each Revolving Lender purchase a participation in the amount due with respect to such Letter of Credit, and Agent shall promptly notify each Revolving Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Revolving Lender's Applicable Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the account of the Fronting Lender, such Revolving Lender's Ratable Share of the amount due with respect to such Letter of Credit (determined in accordance with such Revolving Lender's Applicable Commitment Percentage). Each Revolving Lender acknowledges and agrees that its

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

obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by Borrower pursuant to this subsection
(f) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever, and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Revolving Lender shall comply with its obligation under this subsection (f) by wire transfer of immediately available funds, in the same manner as provided in Section 2.9 hereof with respect to Revolving Loans. Each Revolving Lender is hereby authorized to record on its records such Revolving Lender's Pro Rata Share of the amounts paid and not reimbursed on the Letters of Credit.

     Section 2.4. Swing Loans.

     (a) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower may from time to time request; provided that Borrower shall not request any Swing Loan if, after giving effect thereto, (i) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (ii) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto.

     (b) Refunding of Swing Loans. If the Swing Line Lender so elects, by giving notice to Borrower and the Revolving Lenders, Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder. Upon receipt of such notice by Borrower and the Revolving Lenders, Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Sections 2.2 and 2.9 hereof (other than the requirement set forth in Section 2.9(d) hereof). Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Revolving Lender acknowledges and agrees that such Revolving Lender's obligation to make a Revolving Loan pursuant to
Section 2.2 hereof when required by this subsection (b) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever, and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subsection (b) to repay in full such Swing Loan.

     (c) Participation in Swing Loans. If, for any reason, Agent is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding subsection (b), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Revolving Lender

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

purchase a participation in such Swing Loan, and Agent shall promptly notify each Revolving Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in such Swing Loan in an amount equal to such Revolving Lender's Applicable Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the benefit of the Swing Line Lender, such Revolving Lender's Ratable Share of such Swing Loan (determined in accordance with such Revolving Lender's Applicable Commitment Percentage). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this subsection (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever, and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Revolving Lender shall comply with its obligation under this subsection (c) by wire transfer of immediately available funds, in the same manner as provided in
Section 2.9 hereof with respect to Revolving Loans to be made by such Revolving Lender.

     Section 2.5. Term Loan A. Subject to the terms and conditions of this Agreement, the Term A Lenders shall make a five year Term Loan A to Borrower on the Closing Date, in the amount of the Term Loan A Commitment. Subject to reduction based on the prepayment provisions of Section 2.11(a) and 2.15 hereof, the Term Loan A shall be payable in quarterly installments commencing March 31, 2004, and continuing on each Regularly Scheduled Payment Date as follows: (a) on March 31, 2004 through December 31, 2004, Three Million Six Hundred Twenty-Five Thousand Dollars ($3,625,000) each, (b) on March 31, 2005 through December 31, 2005, Three Million Eight Hundred Seventy-Five Thousand Dollars ($3,875,000) each, (c) on March 31, 2006 through December 31, 2006, Four Million One Hundred Twenty-Five Thousand Dollars ($4,125,000) each, (d) on March 31, 2007 through December 31, 2007, Four Million Three Hundred Seventy-Five Thousand Dollars ($4,375,000) each, (e) on March 31, 2008 through September 30, 2008, Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) each, and
(f) the balance thereof payable in full on January 14 2009. Borrower shall notify Agent, in accordance with the notice provisions of Section 2.9 hereof, whether the Term Loan A will be a Base Rate Loan or Eurodollar Loans. The Term Loan A may be a mixture of a Base Rate Loan and Eurodollar Loans.

     Section 2.6. Term Loan B. Subject to the terms and conditions of this Agreement, the Term B Lenders shall make a five year Term Loan B to Borrower on the Closing Date, in the amount of the Term Loan B Commitment. The Term Loan B shall be payable in nine consecutive semi-annual installments of Two Hundred Fifty Thousand Dollars ($250,000) each, commencing June 30, 2004, and continuing on December 31/st/ and June 30/th/ of each year thereafter, with the balance thereof payable in full on January 14, 2009. Borrower shall notify Agent, in accordance with the notice provisions of Section 2.9 hereof, whether the Term Loan B will be a Base Rate Loan or Eurodollar Loans. The Term Loan B may be a mixture of a Base Rate Loan and Eurodollar Loans.

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

     Section 2.7. Interest.

     (a)  Revolving Loans.

          (i) Base Rate Loan. Borrower shall pay interest on the unpaid principal amount of a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing March 31, 2004, and on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

          (ii) Eurodollar Loans. Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived Eurodollar Rate. Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

     (b) Swing Loans. Borrower shall pay interest to Agent, for the sole benefit of the Swing Line Lender (and any Revolving Lender that shall have purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Swing Loan Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

     (c)  Term Loan A.

          (i) Base Rate Loan. With respect to any portion of the Term Loan A that shall be a Base Rate Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid at the Term Loan A Base Loan Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing March 31, 2004, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

          (ii) Eurodollar Loans. With respect to any portion of the Term Loan A that shall be a Eurodollar Loan, Borrower shall pay interest on the unpaid principal amount of such Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at a rate equal to the Term Loan A Eurodollar Loan Rate. Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

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

     (d)  Term Loan B.

          (i) Base Rate Loan. With respect to any portion of the Term Loan B that shall be a Base Rate Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid at the Term Loan B Base Loan Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing March 31, 2004, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

          (ii) Eurodollar Loans. With respect to any portion of the Term Loan B that shall be a Eurodollar Loan, Borrower shall pay interest on the unpaid principal amount of such Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto, at a rate equal to the Term Loan B Eurodollar Loan Rate. Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

     (e) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Required Lenders, (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount due from Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 8.14 hereof, the applicable Default Rate shall apply without any election or action on the part of Agent or any Lender.

     (f) Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

     Section 2.8. Evidence of Indebtedness.

     (a) Revolving Loans. The obligation of Borrower to repay the Revolving Loans made by each Revolving Lender and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower in the form of the attached Exhibit A, payable to the order of such Revolving Lender in the principal amount of its Applicable Commitment Percentage of the Revolving Amount or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Revolving Lender.

     (b) Swing Loan. The obligation of Borrower to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrower in the form of the attached Exhibit B, and payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender.

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

     (c) Term Loan A. The obligation of Borrower to repay the Term Loan A and to pay interest thereon shall be evidenced by a Term Loan A Note of Borrower in the form of the attached Exhibit C.

     (d) Term Loan B. To evidence the obligation of Borrower to a Term B Lender, upon the request of such Term B Lender to Agent and Agent to Borrower, Borrower shall execute a Term Loan B Note in the form of the attached Exhibit D, payable to the order of such Term B Lender in the principal amount of its Term Loan B Commitment; provided, however, that the provision of a Term B Note shall be at the option of each Term B Lender and the failure of a Term B Lender to request a Term Loan B Note shall in no way detract from Borrower's obligations to such Term B Lender hereunder.

     Section 2.9. Notice of Credit Event; Funding of Loans.

     (a) Notice of Credit Event. Borrower shall provide to Agent a Notice of Loan prior to (i) 11:00 A.M. (Eastern time) on the proposed date of borrowing or conversion of any Base Rate Loan, (ii) 11:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing, conversion or continuation of any Eurodollar Loan, and (iii) 2:00 P.M. (Eastern time) on the proposed date of borrowing of any Swing Loan. Borrower shall comply with the notice provisions set forth in Section 2.3(b) hereof with respect to Letters of Credit.

     (b) Funding of Loans. Agent shall notify each appropriate Lender of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan, and, in any event, by 2:00 P.M. (Eastern time) on the date such notice is received. On the date that the Credit Event set forth in such notice is to occur, each such Lender shall provide to Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, in federal or other immediately available funds, required of it. If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive such amount from Borrower, on demand, in the event that such Lender shall fail to reimburse Agent in accordance with this Section 2.9(b). Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds.

     (c) Conversion of Loans. At the request of Borrower to Agent, subject to the notice and other provisions of this Section 2.9, the appropriate Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto. Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.4(b) hereof.

     (d)  Minimum Amount. Each request for:

          (i) a Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000);

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

          (ii) a Eurodollar Loan shall be in an amount of not less than One Million Five Hundred Thousand Dollars ($1,500,000), increased by increments of Five Hundred Thousand Dollars ($500,000); and

          (iii) a Swing Loan shall be in an amount of not less than One Hundred Thousand Dollars ($100,000).

     (e) Interest Periods. At no time shall Borrower request that Eurodollar Loans be outstanding for more than six different Interest Periods, and, if a Base Rate Loan is outstanding, then Eurodollar Loans shall be limited to five different Interest Periods at any time.

     Section 2.10. Payment on Loans and Other Obligations.

     (a) Payments Generally. Each payment made hereunder by Borrower shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

     (b) Payments from Borrower. With respect to any Loan, or any other payment to Agent and the Lenders, all such payments (including prepayments) of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection (b) shall be remitted to Agent, at the address of Agent for notices referred to in Section 11.4 hereof, for the account of the appropriate Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 11:00 A.M. (Eastern time) on the due date thereof in immediately available funds. Any such payments received by Agent after 11:00 A.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

     (c) Payments to Lenders. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each appropriate Lender its Ratable Share, if any, of the amount of principal, interest, and commitment and other fees received by Agent for the account of such Lender. Each appropriate Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans and Eurodollar Loans, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal and interest owing to each Lender.

     (d) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided, however, that, with respect to any Eurodollar Loan, if the next Business Day shall fall

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

in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

     Section 2.11. Prepayment.

     (a) Right to Prepay. Borrower shall have the right, at any time or from time to time, to prepay (without prepayment penalty or fee except as identified below), on a Pro Rata Basis for all of the appropriate Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender), all or any part of the principal amount of the Loans then outstanding to such Lenders, as designated by Borrower. Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment. Each prepayment (whether optional or mandatory) of the Term Loan A shall be applied pro rata among future principal installments thereof, based on the amount of each such principal installment. Each prepayment (whether optional or mandatory) of the Term Loan B shall be applied to the principal installments thereof in the inverse order of their respective maturities.

     (b) Prepayment Fees. Prepayments of Base Rate Loans shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement. Prepayment of Eurodollar Loans shall include any amount payable under Article III hereof with respect to the amount being prepaid. If the Term Loan B shall, at any time prior to January 15, 2005, be optionally prepaid in full or in part, or mandatorily prepaid in full or in part pursuant to Section 2.15(c)(ii) or (iv) hereof, then Borrower shall pay to Agent, for the benefit of the Term B Lenders, a prepayment fee equal to one percent (1%) of the amount of such prepayment on the Term Loan B.

     (c) Notice of Prepayment. Borrower shall give Agent notice of prepayment of a Base Rate Loan or Swing Loan not later than 11:00 A.M. (Eastern time) on the Business Day such prepayment is to be made and written notice of the prepayment of any Eurodollar Loan not later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

     (d) Minimum Amount. Each prepayment of a Eurodollar Loan shall be in the principal amount of not less than One Million Dollars ($1,000,000), except in the case of a mandatory payment pursuant to Section 2.15 or Article III hereof.

     Section 2.12. Revolving Credit Commitment and Other Fees.

     (a) Commitment Fee. Borrower shall pay to Agent, for the Ratable Account of the Revolving Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee from the date hereof to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, times (ii)(A) the average daily Revolving Amount in effect during such quarter minus (B) the average daily Revolving Credit Exposure (exclusive of the Swing Line Exposure) during such quarter. The commitment fee shall be payable in arrears, on March 31, 2004 and on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

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

     (b) Agent Fee. Borrower shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

     (c) Collateral Audit and Appraisal Fees. Borrower shall reimburse Agent for all out-of-pocket expenses relating to (i) collateral field audits, (ii) fixed asset appraisals, and (iii) any other collateral assessment expenses, that may be conducted by or on behalf of Agent.

     Section 2.13. Modification of Commitment.

     (a) Optional Reduction of Commitment. Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving Agent not fewer than five Business Days' (or thirty (30) days if the Commitment is to be reduced or terminated in its entirety) written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Revolving Lenders, of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000). Agent shall promptly notify each Revolving Lender of the date of each such reduction and such Revolving Lender's proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Revolving Amount as so reduced. If Borrower reduces in whole the Commitment of the Lenders, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest and commitment and other fees accrued and unpaid, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower. Any partial reduction in the Revolving Amount shall be effective during the remainder of the Commitment Period. Notwithstanding anything in this subsection (a) to the contrary, the Revolving Amount may not, without the consent of the Required Revolving Lenders, at any time, be reduced under this subsection to an amount less than the then outstanding principal amount of the Term Loan B.

     (b) Increase in Commitment. At any time during the Commitment Increase Period, Borrower may request that Agent increase the Total Commitment Amount from the Closing Commitment Amount up to the Maximum Commitment Amount (with a corresponding increase in the Revolving Amount from the Closing Revolving Amount to the Maximum Revolving Amount) by either (i) proportionally increasing, for one or more Revolving Lenders, with their prior written consent, their respective Applicable Commitment Percentage of the Revolving Credit Commitment, or (ii) with the prior written consent of Agent, including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment, as a party to this Agreement (collectively, the "Additional Commitment"). During the Commitment Increase Period, all of the Lenders agree that Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) Agent shall provide to each Revolving Lender a revised Schedule 1 to this Agreement, including revised Applicable Commitment Percentages for each of the Revolving Lenders with respect to the Revolving Credit Commitment (revised so that each Revolving Lender will have a new Applicable Commitment Percentage for the Revolving Credit Commitment), at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an

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

"Additional Lender Assumption Effective Date"), and (C) Borrower shall execute and deliver to Agent and the Revolving Lenders such replacement or additional Revolving Credit Notes as shall be required by Agent. The Revolving Lenders hereby authorize Agent to execute each Additional Lender Assumption Agreement on behalf of the Revolving Lenders. On each Additional Lender Assumption Effective Date, the Revolving Lenders shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Revolving Lenders such outstanding amounts, based on the revised Applicable Commitment Percentages and to otherwise carry out fully the intent and terms of this subsection (b). In connection therewith, it is understood and agreed that the Maximum Amount of any Revolving Lender will not be increased (or decreased except pursuant to this Section 2.13) without the prior written consent of such Revolving Lender. Borrower shall not request any increase in the Total Commitment Amount (or the Revolving Amount) pursuant to this subsection (b) if a Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist.

     Section 2.14. Computation of Interest and Fees. Interest on Loans and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.

     Section 2.15. Mandatory Payment.

     (a) Revolving Credit Exposure. If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

     (b) Swing Line Exposure. If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

     (c) Mandatory Prepayments. Borrower shall make Mandatory Prepayments (each a "Mandatory Prepayment") in accordance with the following provisions:

          (i) Excess Cash Flow. If the Leverage Ratio, calculated for a fiscal year of Borrower (commencing with the fiscal year ending October 31, 2004), is greater than 2.00 to 1.00 (each such year an "Excess Cash Flow Year"), then Borrower shall, on or before February 28/th/ (or 29/th/) of the year following an Excess Cash Flow Year, until the Term Loans shall have been paid in full, make a Mandatory Prepayment in an amount of not less than fifty percent (50%) of the Excess Cash Flow (if any) for such Excess Cash Flow Year.

          (ii) Additional Indebtedness. If, at any time, any of the Companies shall incur Funded Indebtedness in addition to Indebtedness permitted pursuant to Section 5.8(a)

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

     through (h) hereof (which shall not be incurred without the prior written consent of Agent and the Required Lenders), Borrower shall make a Mandatory Prepayment, on the date that such Funded Indebtedness is incurred, in an amount equal to one hundred percent (100%) of such Funded Indebtedness.

          (iii) Sale of Assets. Upon the sale or other disposition of any assets by a Company (permitted pursuant to Section 5.12 hereof) to any Person other than in the ordinary course of business, and to the extent the proceeds of such sale or other disposition are in excess of One Million Dollars ($1,000,000) during any fiscal year of Borrower and are not to be reinvested in fixed assets or other similar assets within one hundred eighty (180) days, Borrower shall make a Mandatory Prepayment, on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the net proceeds of such disposition.

          (iv) Additional Equity. Within thirty (30) days after any equity (other than the offering or exercise of stock options pursuant to management incentive plans) offering by a Company (which shall be only with the prior written consent of Agent and the Required Lenders), Borrower shall make a Mandatory Prepayment in an amount equal to seventy-five percent (75%) of the net cash proceeds of such equity offering.

          (v) Material Recovery Event. Within ten days after the occurrence of a Material Recovery Event, Borrower shall furnish to Agent written notice thereof. Within sixty (60) days after such Material Recovery Event, Borrower shall notify Agent of Borrower's determination as to whether or not to replace, rebuild or restore the affected property (a "Material Recovery Determination Notice"). If Borrower decides not to replace, rebuild or restore such property or if Borrower has not delivered the Material Recovery Determination Notice within sixty (60) days after the Material Recovery Event, then the proceeds of insurance paid in connection with such Material Recovery Event shall be paid as a Mandatory Prepayment. If Borrower decides to replace, rebuild or restore such property, then any such replacement, rebuilding or restoration must be (A) commenced within six months of the date of the Material Recovery Event, and (B) substantially completed within twelve months of such commencement date, with such net proceeds and other funds available to the Companies. Any amounts not applied to the costs of replacement or restoration shall be applied as a Mandatory Prepayment.

     (d)  Application of Mandatory Prepayments.

          (i) Involving a Company Prior to an Event of Default. So long as no Event of Default shall have occurred, each Mandatory Prepayment required to be made pursuant to subsection (c) hereof shall be applied to the Term Loans, on a pro rata basis between the Term Loan A and the Term Loan B.

          (ii) Involving a Company After an Event of Default. If a Mandatory Prepayment is required to be made pursuant to subsection (c) hereof at the time that an Event of Default shall have occurred and be continuing (provided that, if a waiver of an Event of Default is being granted, such waiver may, at the option of the Required

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

     Revolving Lenders, be granted subject to application of a Mandatory Prepayment in accordance with this subsection (ii)), then such Mandatory Prepayment shall be paid by Borrower to Agent to be applied to the following, on a Pro Rata Basis among: (A) the Revolving Amount (with payments to be made in the following order: Revolving Loans, Swing Loans, and to be held by Agent in a special account as security for any Letter of Credit Exposure pursuant to subsection (iii) hereof), (B) the unpaid principal balance of the Term Loan A, and (C) the unpaid principal balance of the Term Loan B. Unless otherwise agreed by the Required Revolving Lenders, the Revolving Credit Commitment shall be permanently reduced by the amount of such Mandatory Prepayment allocated thereto, whether or not there shall be any Credit Exposure thereunder; provided that, if there shall be no Credit Exposure under any Specific Commitment, the then remaining Mandatory Prepayment shall be paid to the other Specific Commitments.

          (iii) Involving Letters of Credit. Any amounts to be distributed for application to a Revolving Lender's liabilities with respect to any Letter of Credit Exposure shall be held by Agent in an interest bearing trust account (the "Special Trust Account") as collateral security for such liabilities until a drawing on any Letter of Credit, at which time such amounts, together with interest accrued thereon, shall be released by Agent and applied to such liabilities. If any such Letter of Credit shall expire without having been drawn upon in full, the amounts held in the Special Trust Account with respect to the undrawn portion of such Letter of Credit, together with interest accrued thereon, shall be applied by Agent in accordance with the provisions of subsections (i) and (ii) above.

     (e) Mandatory Payments Generally. Unless otherwise designated by Borrower, each Mandatory Prepayment made with respect to a Specific Commitment pursuant to subsection (a) or (c) hereof shall be applied in the following order (i) first, to the outstanding Base Rate Loans, and (B) second, to the outstanding Eurodollar Loans, provided that if the outstanding principal amount of any Eurodollar Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.9 hereof as a result of such prepayment, then such Eurodollar Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a Eurodollar Loan or Swing Loan pursuant to this Section 2.15 shall be subject to the prepayment provisions set forth in Article III hereof.

     Section 2.16. Extension of Commitment. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3(b) hereof (beginning with the financial statements for the fiscal year of Borrower ending October 31, 2004), Borrower may deliver a Request for Extension, requesting that the Revolving Lenders extend the maturity of the Revolving Credit Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Revolving Lenders and, subject to Section 11.3(b) hereof, shall be upon such terms and conditions as may be agreed to by Agent, Borrower and the Revolving Lenders. Borrower shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon among Borrower, Agent and the Revolving Lenders.

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

                       ARTICLE III. ADDITIONAL PROVISIONS
             RELATING TO EURODOLLAR LOANS; INCREASED CAPITAL; TAXES

     Section 3.1. Requirements of Law.

     (a) If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

          (A) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

          (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

          (C)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify Borrower (with a copy to Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to Borrower (with a copy to Agent) of a written request therefor (which shall include the method for calculating such amount), Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

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

     (c)  A certificate as to any additional amounts payable pursuant to this
Section 3.1 submitted by any Lender to Borrower (with a copy to Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole but reasonable discretion) shall deem applicable. The obligations of Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     Section 3.2. Taxes.

     (a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be withheld from any amounts payable to Agent or any Lender thereunder, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

     (b) In addition, the Credit Parties shall pay Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, Borrower shall send to Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and the Lenders on demand for any incremental taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

     (d) If any Lender shall be so indemnified by a Credit Party, such Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall reimburse such Credit Party to the extent, but only to the extent, that such Lender shall receive a refund with respect to the amount paid by such Credit Party or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision or any other Governmental Authority thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender's income tax return is completed, such Lender determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid, such Credit Party, upon request of such Lender, shall promptly pay to such Lender the amount so refunded to which such Lender shall not have been so entitled, or the amount by which the net income taxes of such Lender shall not have been so reduced, as the case may be.

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

     (e) Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a "Non-U.S. Lender") shall deliver to Borrower and Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement with respect to such interest and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection (e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (e) that such Non-U.S. Lender is not legally able to deliver.

     (f) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

     Section 3.3. Funding Losses. Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by Borrower in making any prepayment of or conversion from Eurodollar Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day that is not the last day of an Interest Period applicable thereto, or (d) any conversion of a Eurodollar Loan to a Base Rate Loan pursuant to Section 3.4 hereof on a day that is not the last day of an Interest Period applicable thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to Borrower (with a copy to Agent)

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

by any Lender shall be conclusive absent manifest error. The obligations of Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     Section 3.4. Eurodollar Rate Lending Unlawful; Inability to Determine Rate.

     (a) If any Lender shall determine (which determination shall, upon notice thereof to Borrower and Agent, be conclusive and binding on Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Eurodollar Loan, the obligations of such Lender to make, continue or convert any such Eurodollar Loan shall, upon such determination, be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

     (b) If Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain such Eurodollar Loan shall be suspended until Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Eurodollar Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

                        ARTICLE IV. CONDITIONS PRECEDENT

     Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

     (a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

     (b) Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.3(b) hereof) and otherwise complied with Section 2.9 hereof;

     (c) unless otherwise agreed to by the Required Revolving Lenders, no Default or Event of Default shall then exist or immediately after the Credit Event would exist; and

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

     (d) each of the representations and warranties contained in Article VII hereof shall be true in all material respects as if made on and as of the date of the Credit Event, except to the extent that any thereof expressly relate to an earlier date.

     Each request by Borrower for a Credit Event shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

     Section 4.2. Conditions to the First Credit Event. The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in the first Credit Event is subject to Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

     (a) Notes. Borrower shall have executed and delivered to (i) each Revolving Lender its Revolving Credit Note, (ii) each Term A Lender its Term Loan A Note, (iii) each Term B Lender requesting a Term Loan B Note its Term Loan B Note, and (iv) the Swing Line Lender the Swing Line Note.

     (b) Guaranties of Payment of Debt. Each Guarantor of Payment shall have executed and delivered to Agent a Guaranty of Payment of Debt.

     (c) Pledge Agreements. Each Company that has a Subsidiary shall have executed and delivered to Agent, for the benefit of the Lenders, a Pledge Agreement, in form and substance satisfactory to Agent, that provides, among other things, for a pledge of (i) one hundred percent (100%) of the outstanding shares of stock (or membership interests) of each Domestic Subsidiary and (ii) sixty-five percent (65%) of the outstanding shares of stock (or membership interest) of each first tier Foreign Subsidiary (or sixty-four percent (64%) of the fixed capital shares with respect to Shiloh International, S.A. De C.V. and sixty-five percent (65%) of the fixed capital shares with respect to every other first tier Mexican Subsidiary).

     (d) Security Agreements. Each Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Lenders, a Security Agreement and such other documents or instruments, as may be required by Agent to create the Liens of Agent, for the benefit of the Lenders, in the assets of such Guarantor of Payment, all to be in form and substance reasonably satisfactory to Agent and the Lenders.

     (e)  Real Estate Matters. With respect to each parcel of the Real Property:

          (i) a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) issued to Agent by a title company acceptable to Agent (the "Title Company"), in an amount equal to the lesser of the Total Commitment Amount or the appraised value of the Real Property insuring the Mortgage to be a valid, first-priority lien in the Real Property, free and clear of all defects and encumbrances except such matters of record as accepted by Agent, in its sole discretion, and shown as Permitted Encumbrances in "Exhibit B" to the Mortgage, with such endorsements and affirmative insurance as Agent may require, including without limitation:

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

                (A) the deletion of all so-called "standard exceptions" from such policy (subject to subsection 4.3(a) hereof);

                (B) a so-called "comprehensive" endorsement in form and substance reasonably acceptable to Agent; and

                (C) the results of a federal tax lien search in the county wherein the Real Property is located and such Credit Party has its principal place of business;

          (ii) evidence to Agent's satisfaction, in its sole discretion, that no portion of such Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency;

          (iii) an appraisal, in form and substance satisfactory to Agent;

          (iv) a Phase I environmental report, in form and substance satisfactory to Agent; and

          (v) two fully executed originals of the Mortgage with respect to such Real Property.

     (f) Control Agreement. Borrower shall have delivered to Agent an executed copy of a control agreement, in form and substance satisfactory to Agent, for each deposit account maintained by Borrower or any Domestic Subsidiary, unless otherwise agreed by Agent.

     (g) Officer's Certificate, Resolutions, Organizational Documents. Each Credit Party shall have delivered to Agent an officer's certificate (or comparable domestic or foreign documents) certifying the names of the officers of such Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Credit Party is a party, and (ii) the Organizational Documents of such Credit Party.

     (h) Legal Opinion. Borrower shall have delivered to Agent an opinion of counsel for Borrower and each other Credit Party, in form and substance satisfactory to Agent.

     (i) Good Standing Certificates. Borrower shall have delivered to Agent a good standing certificate for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state(s) where such Credit Party is incorporated or qualified as a foreign corporation.

     (j) Closing and Legal Fees; Fee Letters. Borrower shall have (i) executed and delivered to Agent, the Agent Fee Letter and paid to Agent, for its sole account, the fees stated therein, (ii) executed and delivered to National City Bank, the Co-Lead Arranger Fee Letter and

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paid to National City Bank, for its sole account, the fees stated therein, (iii)
executed and delivered to Agent, the Closing Fee Letter and paid to Agent, for the account of the Lenders, the fees stated therein, and (iv) paid all legal fees and expenses of Agent and National City Bank in connection with the preparation and negotiation of the Loan Documents.

     (k) Appraisals. Borrower shall have provided to Agent the results of (i) a fixed asset appraisal, and (ii) a real estate appraisal, each in form and substance satisfactory to Agent. As established on such appraisals, the sum of the orderly liquidation value of the Equipment and the fair market value of the Real Property shall be no less that One Hundred Thirty Million Dollars ($130,000,000).

     (l) Collateral Audit. Agent shall have received and reviewed the results of an asset field audit of Borrower in form and substance reasonably satisfactory to Agent.

     (m) Financing Statements and Lien Searches. Borrower shall have provided to Agent with respect to the property owned or leased by each Company, (i) U.C.C. Financing Statements satisfactory to Agent; (ii) the results of U.C.C. lien searches, satisfactory to Agent; (iii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent; and (iv) U.C.C. termination statements reflecting termination of all Financing Statements previously filed by JPMorgan Chase Bank or its predecessor, The Chase Manhattan Bank.

     (n) Financial Reports. Borrower shall have delivered to Agent (i) audited financial statements of Borrower, prepared on a Consolidated basis, in accordance with GAAP, for the fiscal years ended October 31, 2000, October 31, 2001, and October 31, 2002, (ii) unaudited financial statements of Borrower, prepared on a Consolidated basis, in accordance with GAAP, for the fiscal year ending October 31, 2003, showing a Leverage Ratio of not less than 3.25 to 1.00, and (iii) interim Consolidated financial statements of Borrower for each fiscal month and fiscal quarter for the period commencing November 1, 2002 through October 31, 2003.

     (o) Pro-Forma Projections. Borrower shall have delivered to Agent an annual pro-forma projection of financial statements of Borrower for the fiscal years ending October 31, 2004 through October 31, 2008, prepared consistently in accordance with Borrower's past practices, and in form and substance reasonably acceptable to Agent.

     (p) Borrowing Base Certificate. Borrower shall have delivered to Agent an initial Borrowing Base Certificate for the period ended December 31, 2003.

     (q) Insurance Certificate. Borrower shall have delivered to Agent evidence of insurance on ACORD 27 form, and otherwise satisfactory to Agent and the Lenders, of adequate personal property and liability insurance of each Company, with Agent, on behalf of the Lenders, listed as loss payee and additional insured.

     (r) Existing Credit Agreement. Borrower shall have terminated the Credit Agreement among Borrower, the financial institutions party thereto, JPMorgan Chase Bank, as administrative agent and collateral agent, KeyBank National Association, as syndication agent, and Bank One, Michigan, as co-documentation agent, dated as of August 11, 2000, amended and

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

restated as of February 12, 2002, as amended, which termination shall be deemed to have occurred upon payment in full of all of the Indebtedness outstanding thereunder and termination of the commitments established therein.

     (s) Availability. On the Closing Date, the Revolving Credit Availability shall be no less than Ten Million Dollars ($10,000,000).

     (t) Senior Debt Rating. Borrower shall have obtained a rating on its senior debt of not less than B3 from Moody's and B from Standard & Poor's.

     (u) Closing Certificate. Borrower shall have delivered to Agent and the Lenders an officer's certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists nor immediately after the making of the first Loan or the issuance of the first Letter of Credit will exist, and (iii) each of the representations and warranties contained in Article VII hereof are true and correct as of the Closing Date.

     (v) Letter of Direction. Borrower shall have delivered to Agent a letter of direction authorizing Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which includes the transfer of funds under this Agreement and wire instructions setting forth the locations to which such funds shall be sent.

     (w) No Material Adverse Change. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies since July 31, 2003.

     (x) Miscellaneous. Borrower shall have provided to Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Lenders.

     Section 4.3. Post-Closing Conditions.

     (a) Title Insurance. No later than ninety (90) days after the Closing Date (unless a longer period is agreed to by Agent), Borrower shall deliver to Agent, for the benefit of the Lenders, the loan policies of title insurance, required to be delivered pursuant to Section 4.2(e)(i) hereof, clear of any so-called "standard exceptions" relating to surveys, in form and substance satisfactory to Agent.

     (b) Surveys. No later than ninety (90) days after the Closing Date (unless a longer period is agreed to by Agent), Borrower shall deliver to Agent, for the benefit of the Lenders, with respect to each parcel of the Real Property, a current "as-built" survey of such Real Property prepared by a licensed surveyor acceptable to Agent, certified to Agent, for the benefit of the Lenders and the Title Company pursuant to a certificate of survey acceptable to Agent. Such survey shall be in form and substance acceptable to Agent, in its sole discretion, shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1999, and shall show, without limitation:

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

          (i) the location of the perimeter of such Real Property by courses and distances with all reference points shown or referred to in the aforesaid title policy;

          (ii) all easements (including those easements whose existence is disclosed by physical inspection of such Real Property), rights-of-way and the location of all utility lines servicing the improvements on such Real Property;

          (iii)  the established building lines;

          (iv) the full legal description of the real estate (conforming to the legal description set forth in the aforesaid title policy) and a certification as to the acreage and square footage thereof;

          (v) the highway and street right-of-way lines abutting such Real Property and the width thereof; and

          (vi) encroachments upon such Real Property and the extent thereof in feet and inches.

     (c) Assignment of Life Insurance Policy. No later than sixty (60) days after the Closing Date (unless a longer period is agreed to by Agent), Borrower shall have provided to Agent, for the benefit of the Lenders, Assignments of Life Insurance Policies in the aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) on the life of Theodore Zampetis, in form and substance satisfactory to Agent.

                              ARTICLE V. COVENANTS

     Section 5.1. Insurance. Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property in such form, written by such companies, in such amounts, for such periods, and against such risks as may be acceptable to Agent, with provisions satisfactory to Agent for payment of all losses thereunder to Agent, for the benefit of the Lenders, and such Company as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Lenders), and, if required by Agent, Borrower shall deposit a copy of the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent and the Lenders. After the occurrence and during an Event of Default, any sums received by Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Agent, be applied upon the Debt whether or not the same is then due and payable, or may be delivered to the Companies for the purpose of replacing, repairing, or restoring the insured property. Agent is hereby authorized to act as attorney-in-fact for the Companies in, after the occurrence of and during an Event of Default, obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and Borrower shall pay to Agent, upon demand, the cost thereof. Should Borrower fail to pay

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

such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten days of Agent's written request, Borrower shall furnish to Agent such information about the insurance of the Companies as Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Agent and certified by a Financial Officer of Borrower.

     Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) in all material respects, all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

     Section 5.3. Financial Statements and Information.

     (a) Quarterly Financials. Borrower shall deliver to Agent and the Lenders, within forty-five (45) days after the end of each of the first three quarter-annual periods of each fiscal year of Borrower, balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to Agent and the Lenders and certified by a Financial Officer of Borrower.

     (b) Annual Audit Report. Borrower shall deliver to Agent and the Lenders, within one hundred five (105) days after the end of each fiscal year of Borrower, an annual audit report of the Companies for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to Agent and the Lenders and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Defaults and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect.

     (c) Borrowing Base. Borrower shall deliver to Agent and the Lenders, within thirty (30) days after the end of each month (and at such other times and for such other periods as Agent may request) (i) a Borrowing Base Certificate prepared as of the end of such month by a Financial Officer of Borrower, and
(ii) an Accounts aging report and a summary Inventory report, each in form and substance satisfactory to Agent and signed by a Financial Officer of Borrower.

     (d) Compliance Certificate. Borrower shall deliver to Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

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

     (e) Management Report. Borrower shall deliver to Agent and the Lenders, concurrently with the delivery of the annual financial statements referenced in subsection (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties.

     (f) Pro-Forma Projections. Borrower shall deliver to Agent and the Lenders, within one hundred twenty (120) days after the end of each fiscal year of Borrower, annual pro-forma projections of the Companies for the then current fiscal year and the next two succeeding fiscal years, to be in form and detail reasonably satisfactory to Agent.

     (g) Collateral Audits. If requested by Agent, Borrower shall deliver to Agent and the Lenders, within one hundred twenty (120) days after the end of any fiscal year of Borrower during which the Borrowing Base shall have been in effect, and at such other times as Agent may require, annual collateral audits, to be in form and detail reasonably satisfactory to Agent.

     (h) Shareholder and SEC Documents. Borrower shall deliver to Agent and the Lenders, as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities.

     (i) Financial Information of Companies. Borrower shall deliver to Agent and the Lenders, within ten days of the written request of Agent or any Lender, such other information about the financial condition, properties and operations of any Company as Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Agent or such Lender and certified by a Financial Officer of the Company or Companies in question.

     Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent, or any representative of Agent, to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

     Section 5.5. Franchises; Change in Business.

     (a) Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, rights and franchises, except where the failure to preserve and maintain such rights or franchises will not result in a Material Adverse Effect.

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

     (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

     Section 5.6. ERISA Compliance. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Lenders of any material taxes assessed, proposed to be assessed or that Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section 5.6 "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Tangible Net Worth. As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent or any Lender, deliver or cause to be delivered to Agent or such Lender, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

     Section 5.7. Financial Covenants.

     (a) Fixed Charge Coverage Ratio. Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than (i) 1.25 to 1.00 on the Closing Date through January 30, 2005, and (ii) 1.15 to 1.00 on January 31, 2005 and thereafter.

     (b) Leverage Ratio. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed (i) 3.75 to 1.00 on the Closing Date through April 29, 2004, (ii) 3.50 to 1.00 on April 30, 2004 through October 30, 2004, (iii) 2.75 to 1.00 on October 31, 2004 through October 30, 2005, (iv) 2.50 to 1.00 on October 31, 2005 through October 30, 2006, and (v) 2.00 to 1.00 on October 31, 2006 and thereafter.

     (c) Net Worth. Borrower shall not suffer or permit at any time Consolidated Net Worth, for the most recently completed fiscal quarter of Borrower, to be less than the current minimum amount required, which current minimum amount required shall be Ninety-Five Million Dollars ($95,000,000) on the Closing Date through January 30, 2004, with such current minimum amount required to be positively increased by the Increase Amount on January 31,

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2004, and by an additional Increase Amount on the last day of each succeeding fiscal quarter thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to (i) fifty percent (50%) of positive Consolidated Net Earnings for the fiscal quarter then ended (with no deduction for losses), plus (ii) one hundred percent (100%) of the proceeds of any equity offering by the Companies, or any debt offering of the Companies, to the extent converted into equity.

     Section 5.8. Borrowing. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided, that this Section 5.8 shall not apply to the following:

     (a) the Loans, the Letters of Credit or any other Indebtedness under this Agreement;

     (b) any loans granted to or capital leases entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or capital leases), which loans and capital leases shall only be secured by the fixed assets being purchased, so long as the aggregate principal amount of all such loans and leases for all Companies, when combined with Indebtedness permitted under subsection (f) hereof, shall not exceed Twenty Million Dollars ($20,000,000) at any time outstanding;

     (c)  the Indebtedness existing on the Closing Date as set forth in Schedule
5.8 hereto (and any extension, renewal or refinancing thereof so long as the principal amount thereof shall not be increased after the Closing Date);

     (d) loans to a Company (including Foreign Subsidiaries) from a Company so long as each such Company is a Credit Party;

     (e) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

     (f) loans to a Company pursuant to state or other Governmental Authority industrial revenue bond financing, so long as the aggregate principal amount of all such financing for all Companies, when combined with Indebtedness permitted under subsection (b) hereof, shall not exceed Twenty Million Dollars ($20,000,000) at any time outstanding;

     (g) Indebtedness of a Mexican Subsidiary (whether or not secured by assets of such Foreign Subsidiary) up to the aggregate principal amount, for all Mexican Subsidiaries of Twenty Million Dollars ($20,000,000), provided that neither Borrower nor any Domestic Subsidiary shall be a guarantor of such obligations;

     (h) unsecured Subordinated Indebtedness created pursuant to documentation in form and substance reasonably satisfactory to Agent, not to exceed Twenty-Five Million Dollars ($25,000,000) so long as the proceeds are applied in accordance with Section 2.15(c)(ii) hereof and Agent approves the form and substance of the documentation prior to the incurrence of the Indebtedness; and

     (i)  Permitted Mexican Subsidiary Loans and Investments.

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     Section 5.9. Liens.

     (a) Negative Pledge. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

          (i) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

          (ii)   any Lien granted to Agent, for the benefit of the Lenders;

          (iii) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (iv) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Credit Party;

          (v) purchase money Liens on fixed assets securing the loans and capitalized leases pursuant to Section 5.8(b) hereof, provided that each such Lien is limited to the purchase price and only attaches to the property being acquired;

          (vi)   the Liens existing on the Closing Date as set forth in Schedule
     5.9 hereto, and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased;

          (vii) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

          (viii) liens on assets of the Mexican Subsidiaries securing the Indebtedness described in Section 5.8(g) hereof; or

          (ix)   Liens on fixed assets securing the loans incurred pursuant to
     Section 5.8(f) hereof, provided that each such Lien is limited to the assets purchased or leased.

     (b) State of Ohio 166 Loan Program. With respect to the loan (the "166 Loan") to be obtained by Borrower (or a Subsidiary) from the State of Ohio's 166 Loan Program and to be secured by the Soudronics Lazer weld line and equipment attached or ancillary thereto located at 5580 Wegman Drive, Valley City, Ohio, Agent and the Lenders agree that, so long as the 166 Loan is outstanding and the Lien of the State of Ohio is perfected, the Lien of the State of Ohio shall have priority over the Lien of Agent, for the benefit of the Lenders. In connection therewith, if further documentation of this subordination is requested by the State of Ohio, Agent

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

shall execute such documentation necessary to evidence the subordination of the Lien of Agent to the Lien of the State of Ohio.

     (c) Other Agreements. No Company shall enter into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that would prohibit Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

     Section 5.10. Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

     Section 5.11. Investments and Loans. No Company shall, without the prior written consent of Agent and the Required Lenders, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or
(e) be or become a Guarantor of any kind; provided that this Section 5.11 shall not apply to the following:

          (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

          (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;

          (iii) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's;

          (iv)   the holding of Subsidiaries listed on Schedule 7.1 hereto;

          (v) any money market account or similar account maintained with Agent for overnight funds;

          (vi) any Permitted Investment, so long as no Default or Event of Default shall then exist or would result therefrom;

          (vii) loans to a Company from a Company so long as each such Company is a Credit Party;

          (viii) the creation of a Domestic Subsidiary for the purposes of making an Acquisition permitted by Section 5.13 hereof, so long as such Subsidiary becomes a Guarantor of Payment promptly following such Acquisition;

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

          (ix) joint ventures (on a fifty percent (50%) ownership basis) in which contributed assets and capital on or after the Closing Date do not exceed (A) Fifteen Million Dollars ($15,000,000) at any time when the Leverage Ratio is greater than 2.00 to 1.00, and (B) Twenty-Five Million Dollars ($25,000,000) at any time when the Leverage Ratio is equal to or less than 2.00 to 1.00;

          (x)    Permitted Mexican Subsidiary Loans and Investments; or

          (xi) other investments, loans or guarantees (other than investments in, loans to or guaranties of Indebtedness of, a Mexican Subsidiary) not to exceed, in the aggregate, Two Million Dollars ($2,000,000) at any time outstanding or existing.

Notwithstanding anything in this Section 5.11 to the contrary, no Company may, on or after the Closing Date, make an investment in or have outstanding any loan to VCS Properties, LLC or Valley City Steel, LLC.

     Section 5.12. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

     (a) any Subsidiary may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment;

     (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to a Credit Party;

     (c) any Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in such Company's business;

     (d)  Acquisitions may be effected in accordance with the provisions of
Section 5.13 hereof; or

     (e) the Companies may sell, lease, transfer of otherwise dispose of assets to MTD, up to an aggregate amount, during the Commitment Period, not to exceed One Million Dollars ($1,000,000) per fiscal year of Borrower.

     Section 5.13. Acquisitions. No Company shall effect an Acquisition; provided, however, that a Credit Party may effect an Acquisition so long as:

     (a) in the case of a merger, amalgamation or other combination including Borrower, Borrower shall be the surviving entity;

     (b) in the case of a merger, amalgamation or other combination including a Credit Party (other than Borrower), a Credit Party shall be the surviving entity;

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

     (c) the business to be acquired shall be similar to the lines of business of the Companies;

     (d) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction;

     (e) no Default or Event of Default shall exist prior to or after giving effect to such Acquisition;

     (f)  Borrower shall have provided to Agent and the Lenders, at least twenty
(20) days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and for the four fiscal quarters of Borrower ending after the date of the proposed Acquisition;

     (g) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

     (h) after giving effect to such Acquisition, the Revolving Credit Availability (including assets of the acquired Company that constitute Eligible Inventory and Eligible Accounts Receivable) shall be no less than Fifteen Million Dollars ($15,000,000); and

     (i) the aggregate Consideration paid by the Companies (i) shall not exceed, during any fiscal year of Borrower, the aggregate amount of Twenty-Five Million Dollars ($25,000,000), and (ii) when added to the Consideration for all other Acquisitions for all Companies during the period when this Agreement is in effect, would not exceed the aggregate amount of Fifty Million Dollars ($50,000,000).

     Section 5.14. Notice. Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Lenders whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VII hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

     Section 5.15. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Lenders, promptly after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any

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demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority, private Person or otherwise. Borrower shall defend, indemnify and hold Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

     Section 5.16. Affiliate Transactions. No Company shall, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company that is a Credit Party) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of customary and reasonable directors' fees to directors who are not employees of a Company or an Affiliate; and further provided that the provisions of this
Section 5.16 shall not apply with regard to the agreements with MTD (or shareholders of MTD) as identified on Schedule 5.16 hereof.

     Section 5.17. Restricted Payments. No Company shall make or commit itself to pay any Restricted Payment at any time, except that (a) any Subsidiary may make Capital Distributions, directly or indirectly, to Borrower or another Credit Party, and (b) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, Borrower may make customary Capital Distributions on its Series A Preferred Stock.

     Section 5.18. Use of Proceeds. Borrower's use of the proceeds of the Loans shall be solely for working capital and other general corporate purposes of the Companies and for refinancing of existing Indebtedness and as otherwise permitted under this Agreement.

     Section 5.19. Corporate Names and Location of Collateral. No Company shall change its corporate name, unless, in each case, such Company shall provide Agent and the Lenders with at least thirty (30) days prior written notice thereof. Borrower shall also promptly notify Agent and the Lenders of (a) any material change in any location where any Company's Inventory or Equipment is maintained, and any new locations where any material amount of a Company's Inventory or Equipment is to be maintained; (b) any change in the location of the office where any Company's records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in the location of any Company's chief executive office. In the event of any of the foregoing or if otherwise deemed appropriate by Agent, Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent's sole discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Lenders, in the Collateral. Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and shall immediately reimburse Agent therefor if Agent pays the same. Such amounts shall be Related Expenses hereunder.

     Section 5.20. Lease Rentals. The Companies shall not pay or commit themselves to pay lease rentals on operating leases, for all Companies, in excess of the aggregate sum of Twelve

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Million Dollars ($12,000,000) during any fiscal year of Borrower, commencing with the current fiscal year.

     Section 5.21. Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

     (a) Guaranties and Security Documents. Each Subsidiary (other than a Foreign Subsidiary or a Dormant Subsidiary) created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent, for the benefit of the Lenders, a Guaranty of Payment of all of the Debt and a Security Agreement and Mortgages, as appropriate, such agreements to be in form and substance acceptable to Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by Agent.

     (b) Pledge of Stock. With respect to the creation or acquisition of a Subsidiary, Borrower shall deliver to Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) owned by a Credit Party pursuant to the terms of a Pledge Agreement executed by the appropriate Credit Party; provided, however, that no Company shall be required to pledge more than sixty-five percent (65%) of the outstanding shares or other ownership interest of any Foreign Subsidiary (or sixty-five percent (65%) of the fixed shares of any Mexican Subsidiary).

     (c) Perfection or Registration of Interest in Foreign Shares. With respect to any foreign shares pledged to Agent, for the benefit of the Lenders, on or after the Closing Date, Agent shall at all times, in the discretion of Agent or the Required Lenders, have the right to perfect, at Borrower's cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction.

     Section 5.22. Restrictive Agreements. Except as set forth in this Agreement, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.

     Section 5.23. Other Covenants. In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement (other than the Mexican Leases), wherein the covenants, defaults or agreements contained therein shall be more restrictive than the covenants, defaults or agreements set forth herein, then the Companies shall be bound hereunder

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by such more restrictive covenants, defaults and agreements with the same force and effect as if such covenants, defaults and agreements were written herein.

     Section 5.24. Collateral. Borrower shall:

     (a) at all reasonable times and after reasonable prior notice, allow Agent or any Lender by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from Borrower's books and other records, including, without limitation, the tax returns of Borrower;
(ii) arrange for verification of Borrower's Accounts, under reasonable procedures, only during the continuance of an Event of Default, directly with Account Debtors or by other methods; and (iii) examine and inspect Borrower's Inventory and Equipment, wherever located;

     (b) promptly furnish to Agent or any Lender upon reasonable request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of Borrower's Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Agent or such Lender may reasonably request;

     (c) notify Agent in writing immediately upon the creation of any Accounts with respect to which the Account Debtor is the United States of America or any other Governmental Authority, or any foreign government or instrumentality thereof or any business that is located in a foreign country;

     (d) notify Agent in writing immediately upon the creation by any Company of a Bank Account not listed on Schedule 7.19 hereto and provide for the execution of a Control Agreement with respect thereto, if required by Agent or the Required Lenders;

     (e) notify Agent in writing whenever the Inventory of the Companies, valued in excess of One Million Dollars ($1,000,000), is located at a location of a third party (other than a Company) that is not listed on Schedule 7.9 hereto and request to be executed any bailee's waiver, processor's waiver or similar document or notice that may be requested by Agent or the Required Lenders;

     (f) immediately notify Agent and the Lenders in writing of any information that any Company has or may receive with respect to the Collateral or the Real Property that might in any manner materially and adversely affect the value thereof or the rights of Agent or the Lenders with respect thereto;

     (g) maintain Borrower's Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;

     (h) deliver to Agent, within ten Business Days upon the written request of Agent, all certificated Investment Property owned by a Credit Party, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in

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form and substance satisfactory to Agent, or in the event such Investment
Property is in the possession of a securities intermediary or credited to a securities account, execute with the related securities intermediary an investment property control agreement over such securities account in favor of Agent, for the benefit of the Lenders, in form and substance satisfactory to Agent; and

     (i) upon request of Agent, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Agent and the Lenders their respective rights hereunder and in or to the Collateral or the Real Property.

     Borrower hereby authorizes Agent, on behalf of the Lenders, to file U.C.C. Financing Statements with respect to the Collateral. If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of Borrower, Borrower shall, upon request of Agent, (i) execute and deliver to Agent a short form security agreement, in form and substance satisfactory to Agent, and (ii) deliver such certificate or application to Agent and cause the interest of the Agent, for the benefit of the Lenders, to be properly noted thereon. Borrower hereby authorizes Agent or Agent's designated agent (but without obligation by Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and Borrower shall promptly repay, reimburse, and indemnify Agent and the Lenders for any and all Related Expenses. If Borrower fails to keep and maintain its Equipment in good operating condition, ordinary wear and tear excepted, Agent may (but shall not be required to) so maintain or repair all or any part of Borrower's Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Agent upon demand therefor; Agent may, at its option, debit Related Expenses directly to any deposit account of a Company located at Agent or the Revolving Credit Notes.

     Section 5.25. Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral. Borrower shall provide Agent with prompt written notice with respect to any real or personal property acquired by any Company subsequent to the Closing Date in which Agent, for the benefit of the Lenders, does not have a perfected security interest. In addition to any other right that Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of Agent, whenever made, Borrower shall, and shall cause each Guarantor of Payment to, grant to Agent as additional security for the Secured Debt, a first Lien on any real or personal property of Borrower and each Guarantor of Payment, including, without limitation, such property acquired subsequent to the Closing Date, in which Agent, for the benefit of the Lenders, does not have a first priority Lien. Borrower agrees, within ten days after the date of such written request, to secure all of the Debt by delivering to Agent security agreements, intellectual property agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as Agent may require. Borrower shall pay all recordation, legal and other expenses in connection therewith.

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     Section 5.26. Amendment of Organizational Documents. No Company shall change its name or state (or jurisdiction) of organization, or amend its Organizational Documents in any material respect, without the prior written consent of Agent.

     Section 5.27. Interest Rate Protection. Borrower shall obtain and maintain Interest Rate Protection with respect to Borrower's Indebtedness in an amount equal to fifty percent (50%) of the aggregate principal amount outstanding on the Term Loans.

                              ARTICLE VI. SECURITY

     Section 6.1. Security Interest in Collateral. In consideration of and as security for the full and complete payment of all of the Secured Debt, Borrower hereby grants to Agent, for the benefit of the Lenders, a security interest in and an assignment of the Collateral.

     Section 6.2. Collections and Receipt of Proceeds by Borrower.

     (a) Prior to the exercise by Agent and the Required Lenders of their rights under Article IX hereof, both (i) the lawful collection and enforcement of all of Borrower's Accounts, and (ii) the lawful receipt and retention by Borrower of all Proceeds of all of Borrower's Accounts and Inventory shall be as agent of the Lenders.

     (b) Upon written notice to Borrower from Agent after the occurrence and during the continuance of an Event of Default, a Cash Collateral Account shall be opened by Borrower at the main office of Agent (or such other office as shall be designated by Agent) and all such lawful collections of Borrower's Accounts and such Proceeds of Borrower's Accounts and Inventory shall be remitted daily by Borrower to Agent in the form in which they are received by Borrower, either by mailing or by delivering such collections and Proceeds to Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Borrower from Agent, Borrower shall not commingle such collections or Proceeds with any of Borrower's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent, for the benefit of the Lenders. In such case, Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence and during the continuance of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of the Loans, or (ii) any other Debt. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Borrower with Agent or with any other Lender, and, in any event, retain the same and Borrower's interest therein as additional security for the Secured Debt. Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Borrower for use in Borrower's business. The balance in the Cash Collateral Account may be withdrawn by Borrower upon termination of this Agreement and payment in full of all of the Secured Debt.

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     (c)  At Agent's request, after the occurrence and during the continuance of an Event of Default, Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box at a location acceptable to Agent, to which Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of the customary lock box agreement of Agent.

     (d) Agent, or Agent's designated agent, is hereby constituted and appointed Borrower's attorney-in-fact with authority and power, after the occurrence and during the continuance of an Event of Default, to endorse any and all instruments, documents, and chattel paper upon Borrower's failure to do so. Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Debt is paid, (ii) exercisable by Agent at any time and without any request upon Borrower by Agent to so endorse, and (iii) exercisable in Agent's name or Borrower's name. Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Agent and the Lenders shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

     Section 6.3. Collections and Receipt of Proceeds by Agent. Borrower hereby constitutes and appoints Agent, or Agent's designated agent, as Borrower's attorney-in-fact to exercise, at any time after the occurrence and during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Debt:

     (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of Agent or Borrower, any and all of Borrower's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral;

     (b) to transmit to Account Debtors, on any or all of Borrower's Accounts, notice of assignment thereof to Agent, for the benefit of the Lenders, and the security interest therein of Agent, for the benefit of the Lenders, and to request from such Account Debtors at any time, in the name of Agent or Borrower, information concerning Borrower's Accounts and the amounts owing thereon;

     (c) to transmit to purchasers of any or all of Borrower's Inventory, notice of Agent's security interest therein, and to request from such purchasers at any time, in the name of Agent or Borrower, information concerning Borrower's Inventory and the amounts owing thereon by such purchasers;

     (d) to notify and require Account Debtors on Borrower's Accounts and purchasers of Borrower's Inventory to make payment of their indebtedness directly to Agent;

     (e) to take or bring, in the name of Agent or Borrower, all steps, actions, suits, or proceedings deemed by Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

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     (f)  to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into Borrower's Cash Collateral Account or, at the option of Agent, to apply them as a payment against the Loans or any other Debt in accordance with this Agreement.

     Section 6.4. Use of Inventory and Equipment. Until the exercise by Agent and the Required Lenders of their rights under Article IX of this Agreement, Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Borrower's business.

                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES

     Section 7.1. Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing, and in good standing under the laws of its state or jurisdiction of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in the jurisdictions set forth opposite its name on Schedule 7.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to qualify will not result in a Material Adverse Effect. Schedule 7.1 hereto sets forth, as of the Closing Date, each Subsidiary of Borrower (and whether such Subsidiary is a Dormant Subsidiary), its state of formation, its relationship to Borrower, including the percentage of each class of stock owned by a Company, each Person that owns the stock or other equity interest of each Company, the location of its chief executive offices and its principal place of business. Borrower owns all of the equity interests of each of its Subsidiaries. As of the Closing Date, each of the Companies designated as a "Dormant Subsidiary" on Schedule 7.1 hereto (A) has aggregate assets of less than One Hundred Thousand Dollars ($100,000) and aggregate investments in such Company by the Companies of less than One Hundred Thousand Dollars ($100,000), and (B) has no direct or indirect Subsidiaries with aggregate assets for all such Subsidiaries of more than One Hundred Thousand Dollars ($100,000).

     Section 7.2. Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any agreement.

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     Section 7.3. Compliance with Laws. Each Company:

     (a) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto;

     (b) is in substantial compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

     (c) is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound.

     Section 7.4. Litigation and Administrative Proceedings. Except for failure to comply with such matters which will not cause a Material Adverse Effect and except as set forth on Schedule 7.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any Governmental Authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, or (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

     Section 7.5. Title to Assets. Each Company has good title to and ownership of all material property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

     Section 7.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement outstanding covering any personal property of any Company, other than a U.C.C. Financing Statement in favor of Agent, for the benefit of the Lenders; (b) there is and will be no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Agent, for the benefit of the Lenders; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be granted to Agent, for the benefit of the Lenders. No Company has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that exists on or after the Closing Date that would prohibit Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.

     Section 7.7. Tax Returns. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein, including obtaining

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appropriate extensions of time to file such tax returns. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

     Section 7.8. Environmental Laws. Each Company is in substantial compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an ownership interest or any past or present operation of any Company. No material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

     Section 7.9. Locations. The Companies have places of business or maintain their Accounts, Inventory and Equipment at the locations set forth on Schedule
7.9 hereto. Each Company's chief executive office is set forth on Schedule 7.9 hereto. Schedule 7.9 further specifies whether each location, as of the Closing Date, (a) is owned by the Companies, or (b) is leased by a Company from a third party, and, if leased by a Company from a third party, if a Landlord's Waiver has been requested. Schedule 7.9 correctly identifies the name and address of each third party location where assets of the Companies are located.

     Section 7.10. Continued Business. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and, to the knowledge of Borrower, there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

     Section 7.11. Employee Benefits Plans. Schedule 7.11 hereto identifies each ERISA Plan as of the Closing Date. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts that a Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been adequately funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a

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material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

     Section 7.12. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

     Section 7.13. Solvency. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Agent and the Lenders. Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

     Section 7.14. Financial Statements. The audited Consolidated financial statements of Borrower for the fiscal year ended October 31, 2002 and the unaudited Consolidated financial statements of Borrower for the fiscal year ended October 31, 2003 furnished to Agent and the Lenders, are true and complete in all material respects, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business or any change in any Company's accounting procedures.

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     Section 7.15. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

     Section 7.16. Material Agreements. Except as disclosed on Schedule 7.16 hereto, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party that, as to subsections (a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

     Section 7.17. Intellectual Property. Except as disclosed in Schedule 7.4 hereof, each Company owns or has the right to use all of the material patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

     Section 7.18. Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.
Schedule 7.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

     Section 7.19. Bank Accounts. Schedule 7.19 hereto lists all banks and other financial institutions at which any Company maintains deposit or other accounts as of the Closing Date, and Schedule 7.19 hereto correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

     Section 7.20. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrower, there is no known fact that any Company has not disclosed to Agent and the Lenders that has or is likely to have a Material Adverse Effect.

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     Section 7.21. Investment Company; Holding Company. No Company is (a) an
"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

     Section 7.22. Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VIII. EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default hereunder:

     Section 8.1. Payments. If (a) the interest on any Loan or any commitment or other fee shall not be paid in full punctually when due and payable or within three Business Days thereafter, or (b) the principal of any Loan or any obligation under any Letter of Credit shall not be paid in full when due and payable.

     Section 8.2. Special Covenants. If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.16, 5.17 or 5.20
hereof.

     Section 8.3. Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 8.1 or 8.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to Borrower by Agent or the Required Lenders that the specified Default is to be remedied.

     Section 8.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to Agent or the Lenders or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

     Section 8.5. Cross Default. If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

     Section 8.6. ERISA Default. The occurrence of one or more ERISA Events that
(a) the Required Lenders determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company.

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     Section 8.7. Change in Control. If any Change in Control shall occur.

     Section 8.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies shall exceed One Million Dollars ($1,000,000).

     Section 8.9. Material Adverse Change. There shall have occurred any condition or event that Agent or the Required Lenders determine has or is reasonably likely to have a Material Adverse Effect.

     Section 8.10. Security. If any Lien granted in this Agreement or any other Loan Document in favor of Agent, on behalf of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and Borrower has failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any material amount of Collateral or Real Property (as determined by Agent, in its reasonable discretion).

     Section 8.11. Validity of Loan Documents, (a) Any material provision, in the reasonable opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party and Borrower has failed to promptly execute appropriate documents to correct such matters; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby. In addition to any other material Loan Documents, this Agreement, each Note and each Guaranty of Payment shall be deemed to be "material".

     Section 8.12. Solvency of MTD. If MTD Holdings or any of its subsidiaries (other than a Company) representing in excess of five percent (5%) of the consolidated total assets, or generating in excess of five percent (5%) of the consolidated total revenue, of MTD Holdings and its subsidiaries shall (a) make a general assignment for the benefit of creditors, (b) apply for or consent to the appointment of an interim receiver, a receiver and manager, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets or of such Person, or
(c) file a voluntary petition in bankruptcy, or file a proposal or notice of intention to file a proposal or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case, or file a petition, or an answer or an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed

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against it in any bankruptcy, reorganization, insolvency or other proceeding
(whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors.

     Section 8.13. Solvency of any Company. If any Company (other than a Dormant Subsidiary, VCS Properties, LLC or a Company described in Section 8.14 hereof) shall engage in any of the activities or become subject to any of the conditions described in subsections (a) through (j) of Section 8.14 hereof.

     Section 8.14. Solvency of Certain Companies. If any Company representing in excess of five percent (5%) of the Consolidated total assets, or generating in excess of five percent (5%) of the Consolidated total revenue, of Borrower and its Subsidiaries shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business, (b) generally not pay its debts as such debts become due,
(c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of an interim receiver, a receiver and manager, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets or of such Company, (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under Title 11 of the United States Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time,
(f) file a voluntary petition in bankruptcy, or file a proposal or notice of intention to file a proposal or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case, or file a petition, or an answer or an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, (h) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company, (i) take, or omit to take, any action in order thereby to effect any of the foregoing, or (j) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

                        ARTICLE IX. REMEDIES UPON DEFAULT

     Notwithstanding any contrary provision or inference herein or elsewhere:

     Section 9.1. Optional Defaults. If any Event of Default referred to in
Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12 and 8.13
hereof shall occur, Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, give written notice to Borrower, to:

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     (a)  terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan and the obligation of the Fronting Lender to issue any Letter of Credit immediately shall be terminated, and/or

     (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

     Section 9.2. Automatic Defaults. If any Event of Default referred to in
Section 8.14 hereof shall occur:

     (a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit, and

     (b) the principal of and interest then outstanding on all of the Loans, and all of the other Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

     Section 9.3. Letters of Credit. If the maturity of the Debt shall be accelerated pursuant to Section 9.1 or 9.2 hereof, Borrower shall immediately deposit with Agent, as security for the obligations of Borrower and any Guarantor of Payment to reimburse Agent and the Revolving Lenders for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender, wherever located) to or for the credit or account of any Company, as security for the obligations of Borrower and any Guarantor of Payment to reimburse Agent and the Revolving Lenders for any then outstanding Letters of Credit.

     Section 9.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 8.14 hereof or if the maturity of the Debt is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.3, 2.4 or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender) to or for the credit or account of Borrower or any Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

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     Section 9.5. Equalization Provision.

     (a) Equalization Within Commitments Prior to an Equalization Event. Each Revolving Lender agrees with the other Revolving Lenders that if it, at any time, shall obtain any Advantage over the other Revolving Lenders, or any thereof, in respect of the Applicable Debt (except as to Swing Loans and amounts under Article III hereof), such Revolving Lender shall purchase from the other Revolving Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage. Each Term A Lender agrees with the other Term A Lenders that if it, at any time, shall obtain any Advantage over the other Term A Lenders, or any thereof, in respect of the Applicable Debt (except as to amounts under Article III hereof), such Term A Lender shall purchase from the other Term A Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage. Each Term B Lender agrees with the other Term B Lenders that if it, at any time, shall obtain any Advantage over the other Term B Lenders, or any thereof, in respect of the Applicable Debt (except as to amounts under Article III hereof), such Term B Lender shall purchase from the other Term B Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.

     (b) Equalization Between Commitments After an Equalization Event. After the occurrence of an Equalization Event, each Lender agrees with the other Lenders that if such Lender, at any time, shall obtain any Advantage over the other Lenders or any thereof determined in respect of the Debt (including Swing Loans but excluding amounts under Article III hereof) then outstanding, such Lender shall purchase from the other Lenders, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage in respect of the Debt. For purposes of determining whether or not, after the occurrence of an Equalization Event, an Advantage in respect of the Debt shall exist, Agent shall, as of the date that the Equalization Event occurs:

          (i) add the Revolving Credit Exposure and the Term Loan Exposure to determine the equalization maximum amount (the "Equalization Maximum Amount"); and

          (ii) determine an equalization percentage (the "Equalization Percentage") for each Lender by dividing the aggregate amount of its Lender Credit Exposure by the Equalization Maximum Amount.

After the date of an Equalization Event, Agent shall determine whether an Advantage exists among the Lenders by using the Equalization Percentage. Such determination shall be conclusive absent manifest error.

     (c) Recovery of Amount. If any such Advantage resulting in the purchase of an additional participation as set forth in subsections (a) or (b) hereof shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery.

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     (d)  Application and Sharing of Set-Off Amounts. Each Lender further agrees with the other Lenders that, if it at any time shall receive any payment for or on behalf of Borrower on any Indebtedness owing by Borrower to that Lender (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other Indebtedness, by counterclaim or cross action, by enforcement of any right under any Loan Document, or otherwise), it shall apply such payment first to any and all Indebtedness owing by Borrower to that Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders, or any thereof, pursuant to this Section
9.5 may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

     Section 9.6. Collateral. Upon the occurrence and during the continuance of an Event of Default, Agent, on behalf of the Required Lenders, shall have the rights and remedies of a secured party under the Ohio Revised Code as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by Borrower or otherwise provided in law or equity. Agent may require Borrower to assemble the Collateral, which Borrower agrees to do, and make it available to Agent and the Lenders at a reasonably convenient place to be designated by Agent. Agent may, with or without notice to or demand upon Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrower personally or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Agent may deem advisable, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral that Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Agent shall give Borrower not fewer than ten days' prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Agent or the Lenders may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Debt, whether or not then due, in such order and by such division as Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrower, and Borrower

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shall remain liable for any deficiency. In addition, Agent shall at all times have the right to obtain new appraisals of Borrower or the collateral, the cost of which shall be paid by Borrower.

     Section 9.7. Other Remedies. The remedies in this Article IX are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

     Section 9.8. Application of Proceeds. After the exercise by Agent, on behalf of the Required Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:

     (a) first, to the payment of all obligations (to the extent not paid by Borrower) incurred by Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses;

     (b) second, to the payment pro rata of (i) interest then accrued and payable on the outstanding Loans, (ii) any fees then accrued and payable to Agent, and (iii) any fees then accrued and payable to any Fronting Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure;

     (c) third, (i) to the Lenders, on a pro rata basis, based upon each such Lender's Overall Commitment Percentage; provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subsection (c), and (ii) the Indebtedness under any Hedge Agreement, such amount to be based upon the net termination obligation of Borrower under such Hedge Agreement; with such payment to be pro rata between
(i) and (ii) hereof; and

     (d) finally, any remaining surplus after all of the Secured Debt has been paid in full, to Borrower or to whomsoever shall be lawfully entitled thereto.

                              ARTICLE X. THE AGENT

     The Lenders authorize LaSalle Bank National Association and LaSalle Bank National Association hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

     Section 10.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers,

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attorneys or employees shall (a) be liable for any action taken or not taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance or any of the terms, covenants or conditions hereof or thereof on the part of Borrower or any Company, or the financial condition of Borrower or any Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans, Letters of Credit or any of the Loan Documents.

     Section 10.2. Note Holders. Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of Agent) until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

     Section 10.3. Consultation With Counsel. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

     Section 10.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 10.5. Agent and Affiliates. With respect to the Loans and Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any Affiliate.

     Section 10.6. Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof or has been notified by Borrower pursuant to
Section 5.14 hereof.

     Section 10.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to

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anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

     Section 10.8. Release of Collateral or Guarantor of Payment. In the event of a sale of assets permitted by Section 5.12 hereof (or otherwise permitted pursuant to this Agreement) where the proceeds of such sale or sales are applied in accordance with the terms of this Agreement to the extent required to be so applied, Agent, at the request and expense of Borrower, is hereby authorized by the Lenders to (a) release such Collateral or Real Property from this Agreement,
(b) release a Guarantor of Payment in connection with an asset sale permitted hereunder, and (c) duly assign, transfer and deliver to the affected Company (without recourse and without any representation or warranty) such Collateral or Real Property as is then (or has been) so sold or released and as may be in possession of Agent and has not theretofore been released pursuant to this Agreement.

     Section 10.9. Notice of Default. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and Agent shall inform the other Lenders in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the Lenders.

     Section 10.10. Indemnification of Agent. The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Overall Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction, or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement or any other Loan Document.

     Section 10.11. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrower and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

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     Section 10.12. Other Agents. As used in this Agreement, the term "Agent"
shall only include Agent. Neither the Co-Lead Arranger nor the Documentation Agent or any other agent (other than Agent) shall have any rights, obligations or responsibilities hereunder in such capacity; provided that the Co-Lead Arranger, when acting in its capacity as co-lead arranger and syndication agent, shall have the right to be indemnified by Borrower and the Lenders in the same manner as Agent has the right to be indemnified.

                            ARTICLE XI. MISCELLANEOUS

     Section 11.1. Lenders' Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter.

     Section 11.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

     Section 11.3. Amendments, Waivers and Consents.

     (a) General Rule. Subject to subsection (b) of this Section, no amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b)  Exceptions to General Rule. Notwithstanding subsection (a) of this
Section 11.3:

          (i) Unanimous Consent. Unanimous consent of the Lenders (subject to subsection (ii) of this Section 11.3(b)) shall be required with respect to
     (A) any increase in the Commitment hereunder (except as specified in Section 2.13(b) hereof), (B) the extension of (1) the maturity of the Notes or the Term Loan B, (2) the payment date of

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     interest or any scheduled principal payment, or (3) the date of payment of fees payable hereunder, (C) any reduction in the rate of interest on the Loans (provided that the institution of the Default Rate and a subsequent removal of the Default Rate shall not constitute a decrease in interest rate of this Section), or in any amount of interest or scheduled principal due on any Loan, or the payment of fees hereunder, (D) any change in the manner of pro rata application of any payments made by Borrower to the Lenders hereunder, (E) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (F) the release of any Guarantor of Payment with assets in excess of Five Million Dollars ($5,000,000) except in connection with a merger or sale of assets permitted pursuant to Section 5.12 hereof, (G) the release of all or substantially all of the collateral securing the Debt, or (H) any amendment to this Section 11.3 or Section 9.5 hereof.

          (ii) Specific Commitments. Agent and the applicable Lenders of any Specific Commitment shall have the right to increase such Specific Commitment, decrease the interest rate on or fees payable with respect to such Specific Commitment, and extend the maturity of or decrease the amount of scheduled payments on such Specific Commitment, without the consent of any other Lenders.

          (iii) Modification of Financial Covenants. Until such time as the Leverage Ratio is equal to or greater than 2.00 to 1.00, the consent of the Required Supermajority Lenders shall be required to amend or waive the provisions of Section 5.7 hereof. Thereafter, the consent of the Required Lenders shall be required to amend or waive the provisions of Section 5.7 hereof.

     (c) Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent hereunder, (i) the consent of all Lenders or Required Supermajority Lenders is required, but only the consent of Required Lenders is obtained, or (ii) the consent of Required Lenders is required, but the consent of Lenders holding fifty-one percent (51%) or more is not obtained (any Lender withholding consent as described in subsection (a) and (b) hereof being referred to as a "Non-Consenting Lender"), then, so long as Agent is not the Non-Consenting Lender, Agent may, at the sole expense of Borrower, upon notice to such Non-Consenting Lender and Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof) all of its interests, rights and obligations under this Agreement to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

     (d) Generally. Each Lender shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of such Lender's failure to agree thereto. Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by Agent to Borrower and all of the Lenders.

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     Section 11.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by Agent or the Lenders, as the case may be.

     Section 11.5. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses of Agent and all Related Expenses, including, but not limited to, (a) reasonable syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent and Co-Lead Arranger in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) reasonable extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower also agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.

     Section 11.6. Indemnification. Borrower agrees to defend, indemnify and hold harmless Agent, Co-Lead Arranger and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or its Affiliates; provided that no Lender nor Agent or Co-Lead Arranger shall have the right to be indemnified under this Section 11.6 for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

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     Section 11.7. Obligations Several; No Fiduciary Obligations. The
obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between Borrower and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

     Section 11.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     Section 11.9. Binding Effect; Borrower's Assignment. This Agreement shall become effective when it shall have been executed by Borrower, Agent and each Lender and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Lenders.

     Section 11.10. Lender Assignments.

     (a) Assignments of Commitments. Each Lender shall have the right, at any time or times, to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender's Commitment, (ii) all Loans made by that Lender, (iii) such Lender's Notes, and (iv) such Lender's interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.3, 2.4 or 9.5 hereof.

     (b)  Prior Consent. No assignment may be consummated pursuant to this
Section 11.10 without the prior written consent of Borrower and Agent, which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that (i) Borrower's consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist: (ii) no consent of Borrower or Agent shall be required with respect to an assignment by any Lender that is a financial institution to any affiliate of such Lender, which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender; and (iii) Borrower's consent shall not be required with respect to the assignment of an interest in the Term Loan B owned by a Lender that is a fund that invests in banks loans to any other fund that invests in bank loans so long as the assignee is an Eligible Transferee and is advised or managed by the same investment advisor as such Lender (or by an affiliate of such investment advisor). Anything herein to the contrary notwithstanding, any Lender that is a financial institution may at any time make a collateral

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assignment of all or any portion of its rights under the Loan Documents to a
Federal Reserve Bank, and any Lender that is an investment fund may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to its trustee in support of its obligations to such trustee; provided, however, that (A) as between Borrower and such Lender, no such assignment shall release such Lender from its obligations hereunder, and (B) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     (c) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of One Million Dollars ($1,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein.

     (d) Assignment Fee. Unless the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

     (e) Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require.

     (f) Non-U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either (A) U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the assignor, Agent and Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to Agent and Borrower) a new Form W-8ECI or Form W-8BEN or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (g) Deliveries by Borrower. Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, Borrower shall execute and deliver (i) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (ii) to the assignee and the assignor, if applicable, an appropriate Note or Notes. After

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delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

     (h) Effect of Assignment. Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 11.10, (i) the assignee shall become and thereafter be deemed to be a "Lender" for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Lender" and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

     (i) Agent to Maintain Register. Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     Section 11.11. Sale of Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a "Participant") in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note held by it); provided, that:

     (a) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

     (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

     (c) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

     (d) such Participant shall be bound by the provisions of Section 9.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

     (e) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any

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other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described as follows:

          (i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

          (ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

Borrower agrees that any Lender that sells participations pursuant to this
Section 11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided, however, that the obligations of Borrower shall not increase as a result of such transfer and Borrower shall have no obligation to any Participant.

     Section 11.12. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

     Section 11.13. Investment Purpose. Each of the Lenders represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

     Section 11.14. Confidentiality. Agent and each Lender shall hold all Confidential Information in accordance with the customary procedures of Agent or such Lender for handling confidential information of this nature, and in accordance with safe and sound banking practices. Notwithstanding the foregoing, Agent or any Lender may in any event make disclosures of, and furnish copies of Confidential Information (a) to another agent under this Agreement or another Lender; (b) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee or participant shall execute an agreement for the benefit of Borrower with such prospective transferor Lender or participant containing provisions substantially identical to those contained in this Section 11.14); (c) to the parent corporation or other affiliates of Agent or such Lender, and to their respective auditors and attorneys; and (d) as required or requested by any governmental agency or representative thereof, or pursuant to legal process, provided, that, unless specifically prohibited by applicable law or court order, Agent or such Lender, as applicable, shall notify the chief financial officer of Borrower of any request by

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any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of Agent or such Lender by such governmental agency), and of any other request pursuant to legal process, for disclosure of any such non-public information prior to disclosure of such Confidential Information. In no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Company. Borrower hereby agrees that the failure of Agent or any Lender to comply with the provisions of this Section 11.14 shall not relieve Borrower of any of the obligations to Agent and the Lenders under this Agreement and the other Loan Documents.

     Section 11.15. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

     Section 11.16. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     Section 11.17. Warrant of Attorney. Borrower authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Agreement or any Note and the nonpayment thereof when due, to confess judgment for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the foregoing warrant of attorney may be used to obtain an additional judgment or judgments against Borrower. Borrower agrees that Agent's attorney may confess judgment pursuant to the foregoing warrant of attorney. Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Lenders.

     Section 11.18. Governing Law; Submission to Jurisdiction. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower, Agent, and the Lenders shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the

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grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page left intentionally blank]

10930831.14

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     Section 11.19. JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, BORROWER,
AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING
ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF.

     IN WITNESS WHEREOF, the parties have executed and delivered this Credit Agreement in Cleveland, Ohio as of the date first set forth above.


Address:  5389 West 130/th/ Street          SHILOH INDUSTRIES, INC.
          Cleveland, Ohio 44130
          Attn: Chief Financial Officer
                                            By: /s/ Stephen E. Graham
                                               ---------------------------------
                                            Name:  Stephen E. Graham
                                                 -------------------------------
                                            Title: Chief Financial Officer
                                                  ------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         1 of 3 of the Credit Agreement

Address: 135 S. LaSalle Street,          LASALLE BANK NATIONAL ASSOCIATION,
         Suite 1425                       as Agent and as a Lender
         Chicago, Illinois 60603
         Attn: Commercial Lending
                                         By: /s/ Robert M. Walker
                                            ------------------------------------
                                         Name: Robert M. Walker
                                              ----------------------------------
                                         Title: VP
                                               ---------------------------------


Address: 1900 East Ninth Street,         NATIONAL CITY BANK,
         7th Floor                        as Co-Lead Arranger and as a Lender
         Cleveland, Ohio 44114
         Attn: Large Corporate Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 127 Public Square               KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114            as Documentation Agent and as a Lender
         Attn: Institutional Banking

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 525 William Penn Place          CITIZENS BANK OF PENNSYLVANIA
         153-2910
         Pittsburgh, Pennsylvania 15219
         Attn: Commercial Banking        By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         2 of 3 of the Credit Agreement

Address: 135 S. LaSalle Street,          LASALLE BANK NATIONAL ASSOCIATION,
         Suite 1425                       as Agent and as a Lender
         Chicago, Illinois 60603
         Attn: Commercial Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 1900 East Ninth Street,         NATIONAL CITY BANK,
         7th Floor                        as Co-Lead Arranger and as a Lender
         Cleveland, Ohio 44114
         Attn: Large Corporate Lending
                                         By:  /s/  Robert S. Coleman
                                            ------------------------------------
                                         Name:     ROBERT S. COLEMAN
                                              ----------------------------------
                                         Title:    SENIOR VICE PRESIDENT
                                               ---------------------------------


Address: 127 Public Square               KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114            as Documentation Agent and as a Lender
         Attn: Institutional Banking

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 525 William Penn Place          CITIZENS BANK OF PENNSYLVANIA
         153-2910
         Pittsburgh, Pennsylvania 15219
         Attn: Commercial Banking        By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         2 of 3 of the Credit Agreement

Address: 135 S. LaSalle Street,          LASALLE BANK NATIONAL ASSOCIATION,
         Suite 1425                       as Agent and as a Lender
         Chicago, Illinois 60603
         Attn: Commercial Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 1900 East Ninth Street,         NATIONAL CITY BANK,
         7th Floor                        as Co-Lead Arranger and as a Lender
         Cleveland, Ohio 44114
         Attn: Large Corporate Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 127 Public Square               KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114            as Documentation Agent and as a Lender
         Attn: Institutional Banking

                                         By:  /s/  W. Robert Perkins
                                            ------------------------------------
                                         Name:     W. ROBERT PERKINS
                                              ----------------------------------
                                         Title:       VICE PRESIDENT
                                               ---------------------------------


Address: 525 William Penn Place          CITIZENS BANK OF PENNSYLVANIA
         153-2910
         Pittsburgh, Pennsylvania 15219
         Attn: Commercial Banking        By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         2 of 3 of the Credit Agreement

Address: 135 S. LaSalle Street,          LASALLE BANK NATIONAL ASSOCIATION,
         Suite 1425                       as Agent and as a Lender
         Chicago, Illinois 60603
         Attn: Commercial Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 1900 East Ninth Street,         NATIONAL CITY BANK,
         7th Floor                        as Co-Lead Arranger and as a Lender
         Cleveland, Ohio 44114
         Attn: Large Corporate Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 127 Public Square               KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114            as Documentation Agent and as a Lender
         Attn: Institutional Banking

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 525 William Penn Place          CITIZENS BANK OF PENNSYLVANIA
         153-2910
         Pittsburgh, Pennsylvania 15219
         Attn: Commercial Banking        By:  /s/  John J. Ligday, Jr.
                                            ------------------------------------
                                         Name:     John J. Ligday, Jr.
                                              ----------------------------------
                                         Title:    Vice President
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         2 of 3 of the Credit Agreement

Address: Third Floor                     FIFTH THIRD BANK
         1404 East Ninth Street
         Cleveland, Ohio 44114
         Attn: Corporate Banking         By:  /s/ Martin H. McGinty
                                            ------------------------------------
                                         Name:  Martin H. McGinty
                                         Title: Vice President


Address: 106 South Main Street           FIRSTMERIT BANK, N.A.
         Akron, Ohio 44308
         Attn: Commercial Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

Address: New York Branch                 BANK OF SCOTLAND
         565 Fifth Avenue
         New York, New York 10017
         Attn: Loan Administration       By:
          Dept.                             ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 1350 Euclid Avenue,             U.S. BANK NATIONAL ASSOCIATION
         12/th/ Floor
         Cleveland, Ohio 44115
         Attn: National Corporate
          Banking                        By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         3 of 3 of the Credit Agreement

Address: Third Floor                     FIFTH THIRD BANK
         1404 East Ninth Street
         Cleveland, Ohio 44114
         Attn: Corporate Banking         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 106 South Main Street           FIRSTMERIT BANK, N.A.
         Akron, Ohio 44308
         Attn: Commercial Lending
                                         By:  /s/  Lawrence B. McDonald
                                            ------------------------------------
                                         Name:     Lawrence B. McDonald
                                              ----------------------------------
                                         Title:    Vice President
                                               ---------------------------------


Address: New York Branch                 BANK OF SCOTLAND
         565 Fifth Avenue
         New York, New York 10017
         Attn: Loan Administration       By:
          Dept.                             ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 1350 Euclid Avenue,             U.S. BANK NATIONAL ASSOCIATION
         12/th/ Floor
         Cleveland, Ohio 44115
         Attn: National Corporate        By:
          Banking                           ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         3 of 3 of the Credit Agreement

Address: Third Floor                     FIFTH THIRD BANK
         1404 East Ninth Street
         Cleveland, Ohio 44114
         Attn: Corporate Banking         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 106 South Main Street           FIRSTMERIT BANK, N.A.
         Akron, Ohio 44308
         Attn: Commercial Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: New York Branch                 BANK OF SCOTLAND
         565 Fifth Avenue
         New York, New York 10017
         Attn: Loan Administration       By:    /s/ Joseph Fratus
          Dept.                             ------------------------------------
                                         Name:  Joseph Fratus
                                              ----------------------------------
                                         Title: First Vice President
                                               ---------------------------------


Address: 1350 Euclid Avenue,             U.S. BANK NATIONAL ASSOCIATION
         12/th/ Floor
         Cleveland, Ohio 44115
         Attn: National Corporate        By:
          Banking                           ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         3 of 3 of the Credit Agreement

Address: Third Floor                     FIFTH THIRD BANK
         1404 East Ninth Street
         Cleveland, Ohio 44114
         Attn: Corporate Banking         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 106 South Main Street           FIRSTMERIT BANK, N.A.
         Akron, Ohio 44308
         Attn: Commercial Lending
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: New York Branch                 BANK OF SCOTLAND
         565 Fifth Avenue
         New York, New York 10017
         Attn: Loan Administration       By:
          Dept.                             ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Address: 1350 Euclid Avenue,             U.S. BANK NATIONAL ASSOCIATION
         12/th/ Floor
         Cleveland, Ohio 44115
         Attn: National Corporate        By:    /s/ Brian H. Gallagher
          Banking                           ------------------------------------
                                         Name:  Brian H. Gallagher
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                 Signature Page
                         3 of 3 of the Credit Agreement

                                                            SCHEDULE 1
------------------------------------------------------------------------------------------------------------------------------------
                                  REVOLVING
                 REVOLVING         CREDIT        TERM LOAN A      TERM LOAN A      TERM LOAN B      TERM LOAN B
                 COMMITMENT      COMMITMENT       COMMITMENT      COMMITMENT       COMMITMENT        COMMITMENT         MAXIMUM
   LENDERS       PERCENTAGE        AMOUNT         PERCENTAGE        AMOUNT         PERCENTAGE          AMOUNT            AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
LaSalle Bank
 National
 Association    20.370370370%  $ 12,222,222.22   20.370370370%  $ 15,277,777.78           - 0 -             - 0 -   $  27,500,000.00
------------------------------------------------------------------------------------------------------------------------------------
National City
 Bank           18.148148148%  $ 10,888,888.90   18.148148148%  $ 13,611,111.10   100.000000000%  $ 50,000,000.00   $  74,500,000.00
------------------------------------------------------------------------------------------------------------------------------------
KeyBank
 National
 Association    17.037037037%  $ 10,222,222.22   17.037037037%  $ 12,777,777.78           - 0 -             - 0 -   $  23,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
Citizens Bank
 of
 Pennsylvania   11.111111112%  $  6,666,666.67   11.111111112%  $  8,333,333.33           - 0 -             - 0 -   $  15,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
Fifth Third
 Bank           11.111111112%  $  6,666,666.67   11.111111112%  $  8,333,333.33           - 0 -             - 0 -   $  15,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
FirstMerit
 Bank, N.A.      7.407407407%  $  4,444,444.44    7.407407407%  $  5,555,555.56           - 0 -             - 0 -   $  10,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
Bank of
 Scotland        7.407407407%  $  4,444,444.44    7.407407407%  $  5,555,555.56           - 0 -             - 0 -   $  10,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
U.S. Bank
 National
 Association     7.407407407%  $  4,444,444.44    7.407407407%  $  5,555,555.56           - 0 -             - 0 -   $  10,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
Total
 Commitment
 Amount                  100%  $ 60,000,000.00            100%  $ 75,000,000.00             100%  $ 50,000,000.00   $ 185,000,000.00
------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                              GUARANTORS OF PAYMENT

Shiloh Corporation
Greenfield Die & Manufacturing Corp.
Jefferson Blanking Inc.
Shiloh Automotive, Inc.
Shiloh Industries, Inc. Dickson Manufacturing Division
Liverpool Coil Processing, Incorporated
Medina Blanking, Inc.
The Sectional Die Company
Sectional Stamping, Inc.

                                   SCHEDULE 3

                                  REAL PROPERTY

Georgia
-------
Jefferson Blanking Division
234 South Holland Drive
Pendergrass, Georgia 30567

Michigan
--------
Canton Manufacturing Division
7295 Haggerty Road
Canton, Michigan 48187

Ohio
----
Liverpool Coil Processing Division     Liverpool Stamping Division
880 Steel Drive                        700 Liverpool Drive
Valley City, Ohio 44280                Valley City, Ohio 44280

Cleveland Stamping Division            Ohio Welded Blank Division
5389 West 130/th/ Street               5569 Innovation Drive
Parma, Ohio 44130                      Valley City, Ohio 44280

Medina Blanking Division               Wellington Stamping Division
5580 Wegman Drive                      350 Maple Street
Valley City, Ohio 44280                Wellington, Ohio 44090

Mansfield Blanking Division
402 Ninth Street
Mansfield, Ohio 44905

Tennessee
---------
Dickson Manufacturing Division
One Shiloh Drive
Dickson, Tennessee 37055

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE
$_________                                                       Cleveland, Ohio
                                                                January 15, 2004

     FOR VALUE RECEIVED, the undersigned, SHILOH INDUSTRIES, INC., a Delaware corporation ("Borrower"), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of______________ ("Lender") at the main office of LASALLE BANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 135 S. LaSalle Street, Suite 1425, Chicago, Illinois 60603, the principal sum of

..........................................................................DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement made by Lender to Borrower pursuant to Section 2.2 of the Credit Agreement, whichever is less, in lawful money of the United States of America.

     As used herein, "Credit Agreement" means the Credit and Security Agreement dated as of January 15, 2004, among Borrower, the Lenders, as defined therein, LaSalle Bank National Association, as lead arranger, joint book runner and administrative agent ("Agent"), National City Bank, as co-lead arranger, joint book runner and syndication agent, and KeyBank National Association, as documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.7(a) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.7(a); provided, however, that interest on any principal portion that is not paid when due (including expiration of any relevant cure period) shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to

                                      E-l
anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
Note is issued.

     Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

     The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Lenders.


                                        SHILOH INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT B

                                 SWING LINE NOTE

$10,000,000                                                      Cleveland, Ohio
                                                                January 15, 2004

     FOR VALUE RECEIVED, the undersigned, SHILOH INDUSTRIES, INC., a Delaware corporation ("Borrower"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION ("Lender") at the main office of LASALLE BANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 135 S. LaSalle Street, Suite 1425, Chicago, Illinois 60603, the principal sum of

TEN MILLION AND 00/100...................................................DOLLARS

or, if less, the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined) made by Lender to Borrower pursuant to Section 2.4 of the Credit Agreement, in lawful money of the United States of America on the earlier of the last day of the applicable Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto.

     As used herein, "Credit Agreement" means the Credit and Security Agreement dated as of January 15, 2004, among Borrower, the Lenders, as defined therein, LaSalle Bank National Association, as lead arranger, joint book runner and administrative agent ("Agent"), National City Bank, as co-lead arranger, joint book runner and syndication agent, and KeyBank National Association, as documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.7(b) of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.7(b); provided, however, that interest on any principal portion which is not paid when due (including expiration of any relevant cure period) shall be payable on demand.

     The principal sum hereof from time to time and the payments of principal and interest thereon, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligation of Borrower under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

     The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Lenders.


                                        SHILOH INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT C

                                TERM LOAN A NOTE

$_________                                                       Cleveland, Ohio
                                                                January 15, 2004

     FOR VALUE RECEIVED, the undersigned, SHILOH INDUSTRIES, INC., a Delaware corporation ("Borrower"), promises to pay to the order of [____________] ("Lender") at the main office of LASALLE BANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 135 S. LaSalle Street, Suite 1425, Chicago, Illinois 60603 the principal sum of

..........................................................................DOLLARS

in lawful money of the United States of America in consecutive principal payments as set forth in the Credit Agreement.

     As used herein, "Credit Agreement" means the Credit and Security Agreement dated as of January 15, 2004, among Borrower, the Lenders, as defined therein, LaSalle Bank National Association, as lead arranger, joint book runner and administrative agent ("Agent"), National City Bank, as co-lead arranger, joint book runner and syndication agent, and KeyBank National Association, as documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     Borrower also promises to pay interest on the unpaid principal amount of the Term Loan A from time to time outstanding, from the date of the Term Loan A until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.7(c) of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.7(c); provided, however, that interest on any principal portion that is not paid when due (including expiration of any relevant cure period) shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, and payments of principal of either thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is one of the Term Loan A Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
Note is issued.

     Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

     The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Lenders.


                                        SHILOH INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT D

                                TERM LOAN B NOTE

$_________                                                       Cleveland, Ohio
                                                                January 15, 2004

     FOR VALUE RECEIVED, the undersigned, SHILOH INDUSTRIES, INC., a Delaware corporation ("Borrower"), promises to pay to the order of [____________] ("Lender") at the main office of LASALLE BANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 135 S. LaSalle Street, Suite 1425, Chicago, Illinois 60603 the principal sum of

..........................................................................DOLLARS

in lawful money of the United States of America in consecutive principal payments as set forth in the Credit Agreement.

     As used herein, "Credit Agreement" means the Credit and Security Agreement dated as of January 15, 2004, among Borrower, the Lenders, as defined therein, LaSalle Bank National Association, as lead arranger, joint book runner and administrative agent ("Agent"), National City Bank, as co-lead arranger, joint book runner and syndication agent, and KeyBank National Association, as documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     Borrower also promises to pay interest on the unpaid principal amount of the Term Loan B from time to time outstanding, from the date of the Term Loan B until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.7(d) of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.7(d); provided, however, that interest on any principal portion that is not paid when due (including expiration of any relevant cure period) shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, and payments of principal of either thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is one of the Term Loan B Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
Note is issued.

     Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

     The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Lenders.


                                        SHILOH INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT E

                                 NOTICE OF LOAN

                                                [Date]__________________, 20____

LaSalle Bank National Association, as Agent
[2600 West Big Beaver Road
MC M0900-270
Troy, Michigan 48084]
Attention: Commercial Lending

Ladies and Gentlemen:

     The undersigned, SHILOH INDUSTRIES, INC., refers to the Credit and Security Agreement, dated as of January 15, 2004 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders, as defined in the Credit Agreement, LASALLE BANK NATIONAL ASSOCIATION, as lead arranger, joint book runner and administrative agent, NATIONAL CITY BANK, as co-lead arranger, joint book runner and syndication agent, and KEYBANK NATIONAL ASSOCIATION, as documentation agent and hereby gives you notice, pursuant to Section 2.9 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.9 of the Credit Agreement:

     (a)  The Business Day of the Proposed Loan is_________________, 20____.

     (b)  The amount of the Proposed Loan is $______________________.

     (c) The Proposed Loan is to be a Base Rate Loan __________________/ Eurodollar Loan_____________ / Swing Loan__________.

          (Check one.)

     (d) If the Proposed Loan is a Eurodollar Loan, the Interest Period requested is one month_____, two months_____, three months_____, six months_____.

          (Check one.)

     The undersigned hereby certifies on behalf of Borrower that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

          (i) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

          (iii) the conditions set forth in Section 2.9 and Article IV of the Credit Agreement have been satisfied.


                                         Very truly yours,

                                         SHILOH INDUSTRIES, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

                                   For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

     (1) I am the duly elected President or Chief Financial Officer of SHILOH INDUSTRIES, INC., a Delaware corporation ("Borrower");

     (2) I am familiar with the terms of that certain Credit and Security Agreement, dated as of January 15, 2004, among the undersigned, the lenders named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the "Lenders"), LASALLE BANK NATIONAL ASSOCIATION, as lead arranger, joint book runner and administrative agent ("Agent"), NATIONAL CITY BANK, as co-lead arranger, joint book runner and syndication agent, and KEYBANK NATIONAL ASSOCIATION, as documentation agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

     (4) The representations and warranties made by Borrower contained in each Loan Document are true and correct in all material respects as though made on and as of the date hereof; and

     (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

     IN WITNESS WHEREOF, I have signed this certificate the ___ day of ________, 20___.

                                         SHILOH INDUSTRIES, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      E-ll

                                    EXHIBIT G

                           BORROWING BASE CERTIFICATE

                                    EXHIBIT H

                        MASTER LETTER OF CREDIT AGREEMENT

                                    EXHIBIT I

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This Assignment and Acceptance Agreement (this "Assignment Agreement") between _____________________ (the "Assignor") and _______________________ (the
"Assignee") is dated as of ________, 20__. The parties hereto agree as follows:

     1. Preliminary Statement. Assignor is a party to a Credit and Security Agreement, dated as of January 15, 2004, among SHILOH INDUSTRIES, INC., a Delaware corporation ("Borrower"), the lenders named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the "Lenders" and, individually, each a "Lender"), LASALLE BANK NATIONAL ASSOCIATION, as lead arranger, joint book runner and administrative agent for the Lenders ("Agent"), NATIONAL CITY BANK, as co-lead arranger, joint book runner and syndication agent, and KEYBANK NATIONAL ASSOCIATION, as documentation agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. Assignment and Assumption. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on Annex 1 hereto (hereinafter, the "Assigned Amount"), (b) any Loan made by Assignor that is outstanding on the Assignment Effective Date, (c) Assignor's interest in any Letter of Credit outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee's Applicable Commitment Percentages shall be as set forth in subpart II of Annex 1 hereto.

     3. Assignment Effective Date. The Assignment Effective Date (the "Assignment Effective Date") shall be [____________, 20____] (or such other date agreed to by Agent) after the following conditions precedent have been satisfied:

     (a) receipt by Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 11.10(b) of the Credit Agreement, by Borrower;

     (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), if required by Section 11.10(d) of the Credit Agreement;

     (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement,

(ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

     (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 11.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

     4. Payment Obligations. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay to Assignor, on the Assignment Effective Date, the amount agreed to by Assignee and Assignor. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts that it may receive promptly upon receipt thereof.

     5. Credit Determination; Limitations on Assignor's Liability. Assignee represents and warrants to Assignor, Borrower, Agent and the Lenders (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor; (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 11.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Lender thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee (other than that (i) Assignor is the legal and beneficial owner of the assigned interests, (ii) the assigned interests are free and clear of any lien, encumbrance or other adverse claim and the Assignor has not created any adverse claim upon the interest being assigned, and (iii) Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby). Assignor shall not be responsible for (A) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (B) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (C) the financial condition or creditworthiness of Borrower, any Guarantor of Payment or any other Company, (D) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (E) the inspection of any of the property, books or records of Borrower, any Guarantor of Payment or any other Company, or (F) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

     6. Subsequent Assignments. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 11.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor, and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

     7. Reductions of Aggregate Amount of Commitments. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

     8. Acceptance of Agent; Notice by Assignor. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 11.10 of the Credit Agreement, upon the acceptance and consent of Borrower; provided that the execution of this Assignment Agreement by Agent and, if necessary, by Borrower is evidence of such acceptance and consent.

     9. Entire Agreement. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     10. Governing Law. This Assignment Agreement shall be governed by the laws of the State of Ohio, without regard to conflicts of laws.

     11. Notices. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

                  [Remainder of page intentionally left blank]

     12. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, ANY OF THE LENDERS, AND BORROWER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

Address:                                 ASSIGNOR:
        ------------------------------

        ------------------------------
        Attn:
             -------------------------   ---------------------------------------
        Phone:
              ------------------------
        Fax:                             By:
            --------------------------      ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



Address:                                 ASSIGNEE:
        ------------------------------

        ------------------------------
        Attn:
             -------------------------   ---------------------------------------
        Phone:
              ------------------------
        Fax:                             By:
            --------------------------      ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

Accepted and Consented to this ___ day
of ___________, 20__:

LASALLE BANK NATIONAL ASSOCIATION,
 as Agent


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


Accepted and Consented to this ___ day
of ___________, 20__:

SHILOH INDUSTRIES, INC.


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                     ANNEX 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

     On and after the Assignment Effective Date, the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:

I.   INTEREST OF ASSIGNOR BEING ASSIGNED TO ASSIGNEE

     A.   Revolving Credit Commitment
          ---------------------------

          Percentage of Revolving Credit Commitment        _______%
          Assigned Amount                                  $______

     B.   Term Loan A Commitment
          ----------------------

          Percentage of Term Loan A Commitment             _______%
          Assigned Amount                                  $______

     C.   Term Loan B Commitment
          ----------------------

          Percentage of Term B Loan Commitment             _______%
          Assigned Amount                                  $______

II.  ASSIGNEE'S COMMITMENT (as of the Assignment Effective Date)

     A.   Revolving Credit Commitment
          ---------------------------

          Applicable Commitment Percentage                 _______%
          Revolving Credit Commitment Amount               $______

     B.   Term Loan A Commitment
          ----------------------

          Applicable Commitment Percentage                 _______%
          Term Loan A Commitment Amount                    $______

     C.   Term Loan B Commitment
          ----------------------

          Applicable Commitment Percentage                 _______%
          Term Loan B Commitment Amount                    $______

III. ASSIGNOR'S COMMITMENT (as of the Assignment Effective Date)

     A.   Revolving Credit Commitment
          ---------------------------

          Applicable Commitment Percentage                 _______%
          Revolving Credit Commitment Amount               $______

     B.   Term Loan A Commitment
          ----------------------

          Applicable Commitment Percentage                 _______%
          Term Loan A Commitment Amount                    $______

     B.   Term Loan B Commitment
          ----------------------

          Applicable Commitment Percentage                 _______%
          Term Loan B Commitment Amount                    $______

                                    EXHIBIT J

                              REQUEST FOR EXTENSION
                                                           [_______________,20__

LaSalle Bank National Association, as Agent
135 S. LaSalle Street, Suite 1425
Chicago, Illinois 60603
Attn: Commercial Lending


Ladies and Gentlemen:

     The undersigned, SHILOH INDUSTRIES, INC. ("Borrower"), refers to the Credit and Security Agreement, dated as of January 15, 2004, among the undersigned, the Lenders, as defined therein, and LASALLE BANK NATIONAL ASSOCIATION, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and hereby gives you notice, pursuant to Section 2.16 of the Credit Agreement that the undersigned hereby requests an extension as set forth below (the "Extension") under the Credit Agreement, and in connection with the Extension sets forth below the information relating to the Extension as required by Section 2.16 of the Credit Agreement.

     The undersigned hereby requests Agent and the Lenders to extend the Commitment Period from ______________ _______, 200_ to ________________ _______,
200_.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension: (a) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Extension and the application of the proceeds therefrom, as though made on and as of such date; (b) no event has occurred and is continuing, or would result from such Extension, or the application of proceeds therefrom, which constitutes a Default or an Event of Default; and (c) the conditions set forth in Section 2.16 and Article IV of the Credit Agreement have been satisfied.

                                         Very truly yours,

                                         SHILOH INDUSTRIES, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------